Exhibit 99.1
                                                                ------------

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF GEORGIA
                               SAVANNAH DIVISION

-----------------------------------------
                                        )
In re:                                  )    Case No. 05-40129
                                        )
FRIEDMAN'S INC., et al.,                )    Chapter 11
                                        )    Jointly Administered
                                        )
                                        )    Hon. Lamar W. Davis, Jr.
                  Debtors.              )
                                        )
-----------------------------------------


              FINAL ORDER (A) APPROVING STORE CLOSING SALES, (B)
               AUTHORIZING THE DEBTORS TO ENTER INTO MERCHANDISE
            DISPOSITION AGREEMENT (C) APPROVING EMPLOYEE RETENTION
                     PROGRAM AND (D) GRANTING OTHER RELIEF
                     -------------------------------------

         Upon the motion dated February 14, 2005 (the "Motion"),(1) wherein Friedman's Inc. ("Friedman's") and seven of its subsidiaries and affiliates (the "Affiliate Debtors"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors") requested entry of an order, pursuant to 11 U.S.C. ss.ss. 105 and 363 and Fed. R. Bankr. P. 6004, seeking (a) approval to discontinue operations and immediately begin selling inventory at all stores identified by the Debtors in Exhibit 1 attached hereto (the "Stores") through store closing sales (the "Store Closing Sales"); (b) approval of the procedures for the conduct of the Store Closing Sales attached hereto as Exhibit 2; (c) authority to enter into the disposition agreement between the

--------

(1) Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Motion.

Debtors and the Store Closing Agent (as identified in such agreement), which agreement is entitled "Agency Agreement", a copy of which is attached hereto as Exhibit 3 ("Merchandise Disposition Agreement"); (d) approval for the Debtors to implement an employee retention plan as discussed in the Motion; and (e) other related relief; and it appearing to the Court that (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2); (iii) the relief requested in the Motion is in the best interests of the Debtors, their estates and their creditors; (iv) under the circumstances, proper and adequate notice of the Motion and the hearing thereon, afforded to the parties in interest identified in the Motion, has been given and that no other or further notice is necessary; and (v) upon the record herein after due deliberation thereon that good and sufficient cause exists for the granting relief as set forth herein.

         IT IS HEREBY FOUND THAT:

         A. The Debtors' determination to discontinue operations at the Stores and conduct the Store Closing Sales is a valid exercise of the Debtors' business judgment.

         B. The Merchandise Disposition Agreement was negotiated at arm's length, and entered into in good faith by the respective parties and is it the best interests of the Debtors, their estates and their creditors.

         C. The Debtor' determination to implement and fund the Retention Program for certain Store Level Employees (as defined in the Merchandise Disposition Agreement) is a valid exercise of the Debtors' business judgment. Therefore,

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

         OBJECTIONS FILED TO THIS MOTION, ASSERTING INTER ALIA, THAT THE BANKRUPTCY CODE DOES NOT AUTHORIZE THE RELIEF SOUGHT IN THIS ORDER, ARE OVERRULED FOR THE REASONS SET FORTH IN THIS COURT'S MEMORANDUM AND OPINION ON STORE CLOSING SALES MOTION ENTERED ON MARCH 4, 2005, WHICH IS INCORPORATED HEREIN BY REFERENCE AND ATTACHED HERETO AS EXHIBIT 4.

         NO PROVISION OF THIS ORDER IS BINDING UPON ANY PARTY OTHERWISE AFFECTED THEREBY, UNLESS SAID PARTY WAS TIMELY SERVED WITH A COPY OF TIE MOTION FILED FEBRUARY 14, 2005. ALL OTHER PARTIES ("LATE-SERVED PARTIES") WILL BE BOUND BY THE TERMS OF THIS ORDER, UPON THE EXPIRATION OF 20 DAYS AFTER SERVICE OF THIS ORDER ON THE LATE-SERVED PARTIES BY DEBTORS, UNLESS THE LATE-SERVED PARTY FILES AN OBJECTION TO ANY PROVISION OF THE ORDER. IF AN OBJECTION IS TIMELY FILED, THE OBJECTION SHALL BE RESOLVED IN THE MANNER PROVIDED IN PARAGRAPHS 30 AND 31.

         1. The Debtors are authorized, pursuant to Bankruptcy Code sections 363(b)(1) and (f), to immediately begin to sell the Merchandise (as defined in the Merchandise Disposition Agreement) through the Store Closing Sales with respect to the Stores identified on Exhibit 1.

         2. The Store Closing Sales Procedures, attached hereto as Exhibit 2, are approved subject to the terms and conditions set forth in this Order.

         3. Pursuant to section 363(f) of the Bankruptcy Code, all sales of Merchandise pursuant to the Store Closing Sales, whether by the Debtors or the Store Closing Agent, shall be free and clear of any and all claims, liens and encumbrances that may be asserted by any party, with any such claims, liens and encumbrances attaching to the net proceeds of the Store Closing Sales in the same order and priority, and with the same validity, as existed as of the petition date or pursuant to this Court's order approving debtor-in-possession financing, provided, however, that any such claims, liens and encumbrances shall attach to the Guaranteed Amount, the Recovery Amount, Expense Reimbursement (each as defined in the Merchandise Disposition Agreement) or other amounts payable to Merchant (as defined in the Merchandise Disposition Agreement) pursuant to the Merchandise Disposition Agreement (collectively, the "Merchant Received Proceeds") of the Store Closing Sales subject to (i) any claims and defenses the Debtors may possess with respect thereto and (ii) the Store Closing Agent's Fee and Expenses reimbursable to the Store Closing Agent, which shall be free and clear of all claims, liens and encumbrances and shall be payable to Store Closing Agent out of Proceeds without further order of the Court and without the filing of fee applications.

         4. The Store Closing Sales shall be conducted in accordance with the Store Closing Sales Procedures notwithstanding any provisions ("Anti-Alienation Provisions") in the leases for the Closing Stores or any documents filed of record with respect to any of such leased premises (the "Premises") in the land records, including without limitation, the leases for such Premises, reciprocal easement agreements, agreements containing covenants, conditions and restrictions (including, without limitation, "go-dark" provisions and landlord recapture rights), or other similar documents or provisions (collectively, the "Restrictive Documents") and with respect to the terms that are intended to protect the image of a shopping center or mall or avoid disruption of normal commerce, including Anti-Alienation Provisions purporting to restrict or prohibit the Debtors from conducting store closing, going out of business, inventory liquidation or similar sales.

         5. The Debtors are authorized to conduct the Store Closing Sale in accordance with the terms of this Order, the Store Closing Sales Procedures, and the Merchandise Disposition Agreement. Provided that the Store Closing Sales are so conducted (and subject to the provisions of paragraphs 30 and 32), the Debtors and the Store Closing Agent shall be presumed to be in compliance with any county, parish, or municipal (hereinafter referred to as "Local") requirements governing the conduct of store closings or other inventory clearance sales, including, but not limited to, local statutes and regulations establishing licensing or permitting requirements, waiting periods, time limits, bulk sale restrictions, and augmentation limitations that would otherwise apply to the Store Closing Sales (the "Liquidation Sale Laws") of (i) any Local Governmental Unit (defined in paragraph 6 below) timely served with a copy of the Motion filed February 14, 2005 and (ii) any Local Governmental Unit (defined in paragraph 6 below) served with the Order and who does not object pursuant to the provisions of paragraph 30 of this Order.

         6. The term "Liquidation Sale Laws" shall be deemed not to include any public health or safety laws (the "Safety Laws") or any state and local laws, regulations or police powers of general applicability (the "General Laws") regarding matters such as consumer protection, labor and employment, taxes (including, but not limited to, the collection of sales taxes), the sale of gift certificates, layaway programs, return of goods, express or implied warranties of goods, and "weights and measures" regulation and monitoring, and the Debtors and the Store Closing Agent shall continue to be required to comply, as applicable, with such Safety Laws and General Laws, subject to any applicable provision of the Bankruptcy Code and federal law, and nothing in this Order shall be deemed to bar Governmental Units (as defined in section 101(27) of the Bankruptcy Code) or public officials from enforcing Safety Laws or General Laws. In addition, the restriction on enforcement of Liquidation Sale Laws contained herein shall not apply to the conduct of the operations of any of the Debtors' Stores that are not being closed pursuant to this Order, except to the extent that this Order provides the Debtors with a limited right to transfer goods from such stores to the Closing Stores. "Local Governmental Units" shall mean all Governmental Units other than the States or federal Governmental Units.

         7. Except as to the States (as to which no injunction shall apply whatsoever), and except as expressly provided in paragraphs 5, 6, 30, 31 and 32 of this Order, no person or entity, including, but not limited to, any lessor or federal or Local

Governmental Unit, timely served with a copy of the Motion filed February 14, 2005 or served with the Order and who does not object pursuant to the provisions of paragraph 30 of this Order, shall take any action to prevent, interfere with, otherwise hinder consummation of the Store Closing Sales, or the advertising and promotion (including through the posting of signs) of such Store Closing Sales, and all private parties and persons of every nature and description, including landlords and utility companies and all those acting for or on behalf of such private parties (including Local Governmental Units or public officials thereof), timely served with a copy of the Motion filed February 14, 2005 or served with the Order and who does not object pursuant to the provisions of paragraph 30 of this Order, are prohibited and enjoined from
(a) interfering any way with, or otherwise impeding, the conduct of the Store Closing Sales and/or (b) instituting any action or proceeding in any court or administrative body seeking an order or judgment that might in any way directly or indirectly interfere with, or adversely affect, the conduct of the Store Closing Sales. No Governmental Unit shall be bound by this injunctive provision unless it was either previously served with the Motion or subsequently served with this Order and has had an opportunity to object as provided in paragraph 30 of this Order.

         8. All parties and persons of every nature and description, including, but not limited to, creditors, newspapers, other advertising mediums, and all those acting for or on their behalf, timely served with a copy of the Motion filed February 14, 2005 or served with the Order and who does not object pursuant to the provisions of paragraph 30 of this Order, are prohibited and enjoined from charging advertising rates in excess of the rates charged pursuant to the Debtor's prepetition advertising agreements or, if no such agreements exist, charging advertising rates in excess of those regularly and customarily charged in the ordinary course to non-bankrupt customers on account of prepetition outstanding obligations.

         9. The Debtors are authorized to discontinue operations at the Stores in accordance with this Order and the Store Closing Sales Procedures and the Merchandise Disposition Agreement.

         10. As provided for in the provisions of this Order and the Store Closing Sales Procedures and the Merchandise Disposition Agreement, the Debtors and the Store Closing Agent shall be, and hereby are, authorized and empowered to conduct the Store Closing Sales at the Stores, and take all actions reasonably related thereto or arising in connection therewith, including, without limitation, advertising the Store Closing Sales as "store closing" sales in media advertisements, on interior and exterior banners and on other signage that the Store Closing Agent deems appropriate.

         11. Neither the Debtors nor the Store Closing Agent nor any of their officers, employees, and agents shall be required to obtain the approval of any landlord or any other third parties to conduct the Store Closing Sales and to take the related actions authorized herein.

         12. All benefits and protections granted the Debtors in this Order shall also inure to the benefit of the Store Closing Agent selected by the Debtors pursuant to the Bidding Procedures.

         13. The Debtors and/or the Store Closing Agent shall not be allowed to augment inventory through inventory owned by persons or entities other than Debtors, except to the extent provided in the Store Closing Sales Procedures and the Merchandise Disposition Agreement. To the extent so authorized, the Debtors and the Store Closing Agent are authorized to transfer and/or augment inventory to and between Stores as provided for in the Merchandise Disposition Agreement without further order of Court.

         14. No equipment that is leased by the Debtors or that is otherwise not owned by the Debtors may be sold during the Store Closing Sales without the express written permission of such lessor or owner. The Debtors shall notify in writing (the "Lessor Notice") such lessors or owners of the date of the store closures five business days prior to the closing of any store in which their equipment is located.

         15. The Debtors are authorized to pay promptly the store closing expenses that may be payable to third-parties, such as potential liquidators, related to those third parties' post-petition efforts to prepare the Debtors' Closing Stores for, and to implement, the Store Closing Sales, as administrative expense.

         16. To the extent that the taxing authorities for the jurisdictions in which the Closing Stores are located (the "Taxing Authorities") are claiming liens on the Merchandise or tangible personal property that is subject to the Motion and have valid liens on such property, in order to adequately protect such liens and claims, such liens, and the priority thereof, are preserved, subject to a full reservation of rights of any party in interest with standing to contest the validity, amount, extent and priority of such liens. Any such valid liens shall attach, in the same priority, amount and extent, to the proceeds of such property until the underlying claims are paid or such proceeds are segregated as provided in this paragraph (at which time the lien will only attach to such segregated proceeds). Payment of the amount of the Taxing Authorities' allowed secured claim, if any, including all amounts allowable under 11 U.S.C. ss. 506 or otherwise secured, shall either be paid by the Debtors before the Sale Termination Date or be the subject of a segregated account (the "Segregated Account") to be established by the Debtors before the Sale Termination Date in an amount agreed upon by the Debtors and the respective Taxing Authorities. This paragraph is without prejudice to the Taxing Authorities' right to request additional adequate protection with respect to any claims secured by real property or tangible personal property of the Debtors or used by the Debtors. No distribution to parties other than the Taxing Authorities may be made from the Segregated Accounts absent notice to the Taxing Authorities and their agreement or an order from the Court authorizing such distributions. Notwithstanding the foregoing, the Debtors May pay any uncontested amounts with respect to the claims of the Taxing Authorities without further order or authorization of the Court. Nothing in this Order alters the Debtors' prepetition obligation to pay tangible personal property taxes and timely file returns related thereto. The Debtors shall, or shall cause the Agent to, maintain segregated accounts, separate from other estate funds or Agent funds, for the sales and use taxes collected from the Store Closing Sales.

         17. The terms of the Merchandise Disposition Agreement, attached hereto as Exhibit 3, as submitted in final form to the Court by the Debtors, shall be, and hereby are, approved, including, without limitation, the provisions for compensation of the Store Closing Agent.

         18. This Order and the Merchandise Disposition Agreement shall be binding upon the Debtors, all creditors of the Debtors, and any trustees appointed in these proceedings or any trustees appointed in any subsequent proceedings under chapter 7 or chapter 11 of the Bankruptcy Code relating to these Debtors.

         19. Subject to the restrictions set forth in this Order and the Store Closing Sales Procedures, the Debtors and the Store Closing Agent shall be, and hereby are, authorized to take any and all actions as may be necessary or desirable to implement the Merchandise Disposition Agreement; and each of the transactions contemplated by the Merchandise Disposition Agreement, and any actions taken by Debtors and the Store Closing Agent necessary or desirable to implement the Merchandise Disposition Agreement prior to the date of this Order, shall be, and hereby are, approved and ratified.

         20. The Debtors and their officers, employees, and agents shall be, and hereby are, authorized to execute such documents as are necessary or desirable to carry out the Store Closing Sales and related actions authorized herein, including, without limitation, the Merchandise Disposition Agreement.


         21. Subject to the limitations set forth in the Merchandise Disposition Agreement, the Store Closing Agent shall be, and hereby is, granted a limited license and right to use, from the Sale Commencement Date to the Sale Termination Date (as defined in the Merchandise Disposition Agreement), the Stores, and the trade names, logos and customer lists relating to, and used in connection with, the operation of the Stores, solely for the purpose of conducting the Store Closing Sales.

         22. Except as expressly set forth in the Merchandise Disposition Agreement, the Store Closing Agent shall not be liable for any claims against the Debtors, and the Store Closing Agent shall not be deemed to be a successor of the Debtors for any purpose.

         23. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the transactions authorized herein, and the Store Closing Agent shall expressly be authorized to sell Merchandise through bulk sales in accordance with the Merchandise Disposition Agreement and the Store Closing Sales Procedures.

         24. Consistent with section 363(m) of the Bankruptcy Code, the Merchandise Disposition Agreement was negotiated at arm's length, and entered into in good faith by the respective parties, and thus the Store Closing Agent is a entitled to the benefits and protections provided under section 363(m) of the Bankruptcy Code.

         25. Consistent with the terms of the Merchandise Disposition Agreement, the Store Closing Agent shall not be liable for sales taxes, and the Debtors shall be responsible for complying with sales tax obligations as to both the Merchandise and the Additional Goods, however the Agent is responsible for providing truthful and accurate information to the Debtors to complete the tax returns.

         26. Consistent with the terms of the Merchandise Disposition Agreement, Debtors' employees shall at all times remain employees of the Debtors and are not employees of the Store Closing Agent.

         27. Pursuant to sections 105(a) and 363(b) of the Bankruptcy Code, the Store Closing Agent is authorized to sell consigned goods on behalf of the Debtors in accordance with the terms of the Merchandise Disposition Agreement and this Order.

         28. To the extent of any conflict between this Order, the Merchandise Disposition Agreement, the Motion, or any other prior order entered in these affiliated cases, the terms of this Order shall govern. DUE TO THE UNIQUE FACTS AND CIRCUMSTANCES PRESENT IN THIS CASE, THIS ORDER (INCLUDING THE STORE CLOSING PROCEDURES) SHALL NOT BE CITED TO ANY COURT IN ANY OTHER CASE AS PRECEDENTIAL WITH RESPECT TO MATTERS SETTLED BETWEEN THE PARTIES. HOWEVER, ADDITIONAL PROVISIONS INSERTED INTO THE ORDER BY THE COURT OR SEPARATELY RULED UPON BY THE COURT, INCLUDING BUT NOT LIMITED TO THE FINDINGS AND CONCLUSIONS CONTAINED IN THE MEMORANDUM AND OPINION ON STORE CLOSING SALES MOTION ENTERED ON MARCH 4, 2005, ATTACHED HERETO AS EXHIBIT 4, MAY BE CITED TO ANY COURT IN ANY OTHER CASE AS PRECEDENTIAL.

         29. Except as set forth expressly herein, nothing contained in this Order shall alter or affect the Debtors' obligations under any unexpired lease of nonresidential real property, pursuant to section 365(d)(3) of the Bankruptcy Code. The assumption or rejection of a lease for a Closing Store shall be accomplished by a motion other than the Motion granted hereby.

         30. The Debtor shall serve copies of this Order, via first class, U.S. Mail, upon (i) the State Attorney General's offices (Consumer Protection and Bankruptcy Divisions) and State Consumer Protection agency for each state where a Closing Store is located and (ii) the Local mayor or similar representative, the village or city official, and the county/parish for each Locality where a Closing Store is located, addressed to the municipal, city, or county attorney, in each case to the consumer protection division, and shall use their best efforts to cause such service within five (5) business days of the entry of this Order. Except as provided below in paragraph 31, this Court shall retain exclusive jurisdiction to resolve any dispute arising under Local Liquidation Sales Laws relating to the Sales Procedures, the Merchandise Disposition Agreement or this Order, including, but not limited to, any objection to the provisions of paragraphs 7 and 8 of this Order by any Local Governmental Unit or Late-Served Party filed within 20 days of service of this Order. Nothing herein shall preclude any Governmental Unit from enforcing Safety Laws or General Laws in the appropriate nonbankruptcy forum. If there is a dispute (a "Reserved Dispute") over the enforceability of a Local Liquidation Sales Law, or as a result of an objection by a Late-Served Party, resolution of such Reserved Dispute will take place before this Court, as provided herein.

         31. Any time before thirty (30) days following the Sale Commencement Date (as defined in the Merchandise Disposition Agreement), any Local Governmental

Unit may assert a Reserved Dispute by sending a notice explaining the nature of the dispute to the Debtors' counsel. THE FILING OF AN OBJECTION BY A LATE-SERVED PARTY SHALL CONSTITUTE A NOTICE OF RESERVED DISPUTE FOR PURPOSES OF THIS ORDER. If the Debtors and Local Governmental Unit or Late-Served Party are unable to resolve the Reserved Dispute within fifteen (15) days of receipt of the Local Governmental Unit's or Late-Served Party's notice, either party may file a motion with the Court requesting the Court to resolve the Reserved Dispute, including, but not limited to, by finding that the Governmental Unit may enforce the law that is the subject of the Reserved Dispute. In ruling on a Reserved Dispute, the Court will not rely on the presumption in Paragraph 5. Nothing herein shall preclude the Debtors from asserting that the provisions of any such Local Liquidation Sales Law are preempted or otherwise rendered unenforceable by the Bankruptcy Code or applicable federal law, in whole or in part or that the terms of this Order do not violate such law. This compromise will not be binding on the Debtors or the Local Governmental Units in the event of a future sale of the Debtors' assets that are not the subject of this Order. Filing of a motion for determination of a Reserved Dispute shall not be deemed to affect the finality of this order, or to limit or interfere with the Debtors' ability to conduct the Store Closing Sales pursuant to this Order, the Store Closing Procedures, and the Merchandise Disposition Agreement, absent further order of this Court.

         32. a) Nothing in this Order shall be deemed to constitute a ruling on whether any applicable nonbankruptcy state law, regulation or rule applicable to the

Store Closing Sales is preempted by the Bankruptcy Code and such issue may be litigated by the States either by way of a defense in the nonbankruptcy forum or in any action brought before this Court in accordance with subparagraph b) below.

         b) Any state that has not reached a separate written agreement with the Debtors about the enforcement of its laws that wishes to bring such an enforcement action must give the Debtors notice of the alleged violation and provide them with five (5) business days to seek to remedy the problem, unless extraordinary circumstances exist as set forth in state law. If the Debtors are not able to resolve the issue with the State within that period, it will have an additional five (5) business days to file a proceeding in this Court seeking a determination on the enforceability of such law by the State, including whether the state law is preempted by the Code or whether the enforcement action is subject to the automatic say. If the Debtors do not file such a motion within the maximum ten business day period, the State shall be free to seek to proceed in the nonbankruptcy forum, provided, however, that nothing contained herein shall preclude the Debtors from arguing that the automatic stay applies pursuant to Section 362(a) of the Bankruptcy Code or the State from arguing that it is exempt from the automatic stay pursuant to
Section 362(b)(4) of the Bankruptcy Code.

         c) Nothing in this Order shall preclude the state or state official from contesting any assertion of preemption or automatic stay by the Debtors, or from raising any other applicable procedural, jurisdictional, or substantive defense to the entry of an order by a bankruptcy court should the Debtors file the action before the bankruptcy court.

         d) This Order constitutes an authorization of conduct by the Debtor, pursuant to the provisions of Section 363, and nothing contained herein shall be deemed to constitute a ruling with regard to the sovereign immunity of any State or the effect of such immunity on the ability to enter any declaratory or injunctive relief affecting the State.

         33. As provided in the Merchandise Disposition Agreement, the Debtors and the Store Closing Agent are authorized to implement and fund the Retention Program for certain Store Level Employees (as defined in the Merchandise Disposition Agreement) that have not voluntarily terminated employment nor have been terminated for cause.

         34. Notwithstanding Rule 6004(g) of the Federal Rules of Bankruptcy Procedure, this Order shall take effect immediately upon its entry.

                  SO ORDERED in Savannah, Georgia, this 10th day of March, 2005.


                                                 /s/ Lamar W. Davis, Jr.
                                                 -------------------------------
                                                 Lamar W. Davis, Jr.
                                                 United States Bankruptcy Judge

                                   EXHIBIT 1


                                CLOSING STORES





                                   Exhibit 1
                            List of Closing Stores

                                                  2

--------------- --------------------------------- -------------------------------------------- --------------------- ----------
   STORE #                   CENTER                             STREET ADDRESS                         CITY             ST
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4000            Norgate Plaza                     7255 North Keystone Ave, Suite A             Indianapolis             IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4005            Dellview Market Place             1803 Vance Jackson, Suite 400                San Antonio              TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4006            Mustang Shopping Center           218 North Mustang Mall Terrace               Mustang                  OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4008            Knoxville Center                  3001 Knoxville Center Drive, Suite G10A      Knoxville                TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4011            Shoppes at Fort Wright            3450 Valley Plaza Parkway                    Fort Wright              KY
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4012            Centre at Lilburn                 40360 Lawrenceville Hwy Suite 09             Lilburn                  GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4013            Indian Creek                      10625 Pendleton Pike Suite A-5               Indianapolis             IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4014            Greenfield Station                1937 Melody Lane                             Greenfield               IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4017            Taylor'S Square                   3023 Wade Hampton Blvd Suite S               Taylors                  SC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4020            Wal-Mart Supercenter              2480 E. Wabash Street                        Frankfort                IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4021            Lawton Plaza                      2413 Northwest 67th Street                   Lawton                   OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4022            Quincy Commons                    1978 Pat Thomas Parkway                      Quincy                   FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4023            Millenia Plaza                    4640 Millenia Plaza Parkway                  Orlando                  FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4026            Town & Country Shopping Center    16763 Clover Road Unit 7                     Noblesville              IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4027            Irving Mall                       3811 Irving Mall                             Irving                   TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4031            Wal-Mart Supercenter              2308 Treasury Drive, SuiteA-1                Cleveland                TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4034            Waldon Park                       10900-B Lakeline Mall Drive, Suite 250       Austin                   TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
4036            Tyler Shopping Center             6751 South Broadway                          Tyler                    TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5009            Ashland Square Shopping Center    123 Hill Carter Parkway                      Ashland                  VA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5015            College Park Plaza                3467 W. 86th St                              Indianapolis             IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5019            Jasper Mall                       300 Hwy 78 East, Suite 154                   Jasper                   AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5044            Centre at Evans                   4455 Washington Road, Space 8                Evans                    GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5046            Oliver Creek Crossing             6535 Atlanta Hwy, Shop 5                     Montgomery               AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5054            Whitewater Trade Center           2110 Park Road                               Connersville             IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5062            Colonial Mall Myrtle Beach        10177 North King's Highway                   Myrtle Beach             SC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5072            Shannon Mall                      553 Shannon Mall                             Union City               GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5078            Lakeland Plaza                    543 Lakeland Plaza                           Cumming                  GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5079            Town Center Mall, Suite 160       400 Earnest Barrett Pkyway                   Kennesaw                 GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5081            Cumberland Mall                   1165 Cumberland Mall                         Atlanta                  GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5082            Oak Hollow Mall                   921 Eastchester Drive, Suite 2060            High Point               NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5089            College Mall                      2862 East 3rd Street Suite B                 Bloomington              IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5097            University Square Mall            University Square Mall, Space 2159           Tampa                    FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5098            Ennis Plaza                       1012 East Ennis Ave, Suite G                 Ennis                    TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5102            Menger Crossing                   1375 South Main Street, Suite 201            Boerne                   TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5105            Fleming Island                    5000 US Hwy 17 South Unit 15&16              Orange Park              FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5106            Gulf View Mall                    9409 US Hwy 19 Suite 215 A                   Port Richey              FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5108            North Hill Centre                 1186 North Hills Centre                      Ada                      OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5109            Leigh Mall                        1404 Old Aberdeen Road Space 2B              Columbus                 MS
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5110            Clayton Town Center               12977 US Hwy 70 West                         Clayton                  NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5112            College Central Shopping Center   2886 South Rutherford Blvd                   Murfreesboro             TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5113            Crystal River Mall                1801 North West Hwy 19, Suite 413            Crystal River            FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5118            Bradford Plaza                    701 N Main Street, Suite 701                 Stillwater               OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5122            Colerain Towne Center             10206 Colerain Ave #21                       Cincinnati               OH
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5123            Walmart Shopping Center           1539 Martin Luther King Blvd, Suite 108      Houma                    LA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5124            Scioto Square                     1637 US Route 36 East                        Urbana                   OH
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5128            Troy Towne Center                 1875 West Main Street Suite A-102            Troy                     OH
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5135            Grant Line Center                 2936 Grant Line Road                         New Albany               IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5137            Riverboat Plaza Shopping Center   1800 Wayne Road Unit B                       Savannah                 TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5138            Wal-Mart Shopping Center          2202 Hwy 431                                 Boaz                     AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5139            The Shoppes at Lexington          541 West Church Street, Suite E              Lexington                TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5142            The Shops at Selmer               1017 Mulberry Ave                            Selmer                   TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5145            Mane Street Centre                1866 N. Mane Street Space A-7                Shelbyville              TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5147            Casselberry Square                1455 Semoran Blvd Suite 213                  Casselberry              FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5149            Townfair Center                   1987 S. Hurstboume Parkway                   Louisville               KY
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5150                                              260 Forest Gate Center, Shop #7              Brevard (Pisgah          NC
                                                                                               Forest)
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5153            Wilker Plaza Shopping Center      802 US 421 West                              Wilkesboro               NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5161            Crossroads Statesville Center     1116 Crossroads Dr                           Statesville              NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5167            Wal-Mart Center                   257 Premier Blvd                             Roanoke Rapids           NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5168            Expo Center                       1301 Hervey Street, Suite A                  Hope                     AR
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5169            North Summit Square               264 Summit Square Blvd                       Winston Salem            NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5171            Wal-Mart Plaza                    2239 N Morton Street, Suite F                Franklin                 IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5173            Woodward Plaza                    3305 First Street                            Woodward                 OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5180            Diamond Plaza                     906-908 Ruth Street                          Sallisaw                 OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5181            Davis Towne Crossing SC           8528 Davis Blvd Suite 205                    North Richland Hills     TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5182            Durant Shopping Center            519 University Place Unit 201                Durant                   OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5190            Northlite Commons                 2239 Spider Drive North East                 Concord                  NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5193            The Shoppes at Northport          5550 McFarland Blvd Suite 400                Northport                AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5195            Pulaski Shopping Center           1653 W. College Street                       Pulaski                  TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5197            Salisbury Mall                    1935 Jake Alexander Blvd West Suite B-F      Salisbury                NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5200            Austin Highway Shopping Center    1432 Austin Hwy Suite 102                    San Antonio              TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5213            Greenwood West SC                 2326 Highway 82 West                         Greenwood                MS
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5219            Monkey Junction Plaza             5120 South College Road Space 104            Wilmington               NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5230            Columbus Corners                  212 Columbus Corners                         Whiteville               NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5231            The Oxford Marketplace            2545 W. Jackson Ave.                         Oxford                   MS
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5234            Pemberton Square Mall             Pemberton Square Blvd, Space 39              Vicksburg                MS
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5245            Piedmont Mall                     325 Piedmont Drive, Suite C                  Danville                 VA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5250            Franklin Plaza Shopping Center    289 Franklin Plaza Shopping Center           Louisburg                NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
254            Tri-Lake Shopping Center          105-3 John R. Lovelace Dr.                   Batesville               MS
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5266            Eastland Mall                     5521 Central Ave, Space Dt 9                 Charlotte                NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5280            Janaf Shopping Center, Unit 150   5900 Virginia Bch Blvd                       Norfolk                  VA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5310            Fort Henry Mall                   2101 Fort Henry Drive, Space E-32            Kingsport                TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5326            Prien Lake Mall G-7               404 W. Prien Lake Road                       Lake Charles             LA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5333            Crescent Commons S.C.             2016 Kildaire Farm Road                      Cary                     NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5338            Jacksonville Plaza                2070 John Harden Drive, Suite M              Jacksonville             AR
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5351            Cades Center                      1401 West Reelfoot Ave, Suite 107            Union City               TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5353            Audubon Village                   2480 US 41 North Suite T                     Henderson                KY
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5355            Eagle Ridge Mall                  758 Eagle Ridge Drive                        Lake Wales               FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5363            Brazos Mall                       100 Hwy 332 W., Suite 1320                   Lake Jackson             TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5376            Talladega Commons SC              216 Haynes Street, Suite A                   Talladega                AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5380            Arrowhead Mall                    501 N. Main Street                           Muskogee                 OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5381            Fox Run Shopping Center           751 N. Solomns Island Road                   Prince Frederick         MD
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5384                                              1079 Hwy 90 E. Suite 2                       Bayou Vista              LA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5385            Golden Triangle Mall              2201 South IH-35E, Suite M-6                 Denton                   TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5395            Selma Plaza                       2414 Nimble Road, Suite B                    Selma                    AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5404            Shawnee Shopping Center           4903 North Union Suite 121                   Shawnee                  OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5405            Surfside Commons SC               2723 Beaver Run Blvd                         Surfside Beach           SC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5409            University Mall, Suite A-13       1235 East Main Street                        Carbondale               IL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5414            Mcalester Retail Shops Center     522 S. George Nigh Expressway, Suite A       McAlester                OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5418            Valley Mall, Suite 500            1925 E. Market Street                        Harrisonburg             VA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5422            Heritage Park Mall, Suite F-7     6763 East Reno Street                        Midwest City             OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5423            North Park Village SC             101 North Park Drive                         Monticello               AR
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5441            Sunset Mall                       1182 Sunset Mall, Space 1338                 San Angelo               TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5442            Landmark Crossing                 1312 Bridford Parkway, Suite 102             Greensboro               NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5443            Sampson Crossing                  1407-G Sunset Avenue                         Clinton                  NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5470            Post Oak Mall, Space 4018         1500 Harvey Road                             College Station          TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5480            Capital Plaza                     5453 North IH-35                             Austin                   TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5495            Lexington Parkway Plaza           47 Plaza Parkway                             Lexington                NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5498            North West Crossing               6731 Clinton Hwy                             Knoxville                TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5501            Tri-Rivers Plaza                  3459 Old Halifax Road, Suite E               South Boston             VA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5522            Hickory Hollow Mall               5252 Hickory Hollow Pkwy                     Antioch                  TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5530            South Central Shopping            639-B Veterans Parkway, Suite -2A            Moultrie                 GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5534                                              240 Century Plaza, Space Bu10                Birmingham               AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5538            Vernon Park Mall                  Vernon Park Mall, Suite H-8                  Kinston                  NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5555            2031 White Marsh Mall             8200 Perry Hall Blvd                         Baltimore                MD
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5564            Quail Springs Mall                2501 W Memorial Rd                           Oklahoma City            OK
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5568            North Star Mall                   7400 San Pedro #132                          San Antonio              TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5572            Ridge Park Shopping Center        1907 W. Parker Road, Suite #E                Jonesboro                AR
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5575            Anderson Mall                     3101 N. Main Street, M-11                    Anderson                 SC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5608            Golden East Crossing              1100 Wesleyan Blvd. #148                     Rocky Mount              NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5618            Shops On The Circle               3500 Ross Clark Circle, Suite 350            Dothan                   AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5634            Madison Shopping Center           1670 Eatonton Road                           Madison                  GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5640            Jasper Plaza, Space #C-3.1        860 West Gibson                              Jasper                   TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5651            Columbus Park Crossing            5555 Whittlesey Blvd, Suite 2590             Columbus                 GA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5654            Jennings Plaza                    307 Interstate Drive, Suite A                Jennings                 LA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5660            Seminole Wal-Mart Center          3633 South Orlando Drive                     Sanford                  FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5661            Atlantic Village Shopping Ctr     983 Atlantic Blvd                            Atlantic Beach           FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5672            Seguin Corners Shopping Center    580 State Highway 123                        Seguin                   TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5673            Village Square                    3132 College Drive Bldg A, Suite E           Baton Rouge              LA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5674            University Center                 1655 East Industrial Loop                    Shreveport               LA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5878            Carson Pointe                     7458 Chapman Hwy                             Knoxville                TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5683            Hunting Hills                     4208 I Franklin Road S.W.                    Roanoke                  VA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5691            Allen Central Market Place        210 Central Expressway South Suite 68        Allen                    TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5697            Montgomery Mall                   2739 Montgomery Mall, Suite D8               Montgomery               AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5709            Pennyrile Marketplace             3028 Ft. Campbell Blvd                       Hopkinsville             KY
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5718            Scottsboro Market Place           24833 John T. Reid Parkway                   Scottsboro               AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5722            Shady Brook Mall                  800 South James Campbell Blvd, Ste 32        Columbia                 TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5731            Athens Shopping Center            1001 Hwy 72 East Suite 4                     Athens                   AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5735            Dixieland Mail                    100 N. Dixieland Road Room C-6               Rogers                   AR
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5743            Turfland Mall, Space #1246        Harrodsburg Road                             Lexington                KY
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5748            El Dorado Commons                 2620 North West Avenue, Suite K              EL Dorado                AR
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5752            Lexington Road Plaza              519 Marsailles Road                          Versailles               KY
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5754            Three Star Mall                   1410 Sparta Road, Space #37                  McMinnville              TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5758            Kelley Street                     242 Kelley Street                            Lake City                SC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5754            Shreveport Plaza                  6205 West Port Avenue                        Shreveport               LA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5766            Kerrville Junction Shopping       1304 Junction Highway                        Kerrville                TX
                Center
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5768            Terrells Corner                   177 Sam Walton Way                           Terrell                  TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5770            Emporia Commons                   301 Market Dr., Suite D                      Emporia                  VA
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5772            Castleton Square Mall             6020 East 82nd St., Room 410                 Indianapolis             IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5781            Washington Square                 100 N. Wolfe Nursery Road, Suite D1A         Stephenville             TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5797            Lafayette Square Mall             3919 Lafayette Road, Space 522               Indianapolis             IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5803            Wal-Mart Plaza                    1611 U.S. Hwy 231 South, Space 101-A         Crawfordville            IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5813            Shoppes at Murray Central         654 N. 12th Avenue                           Murray                   KY
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5825            Bandera Pointe Shopping Center    11321 State Hwy 16 North                     San Antonio              TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5830            Highland Lakes Town Center        7357 West Colonial Drive                     Orlando                  FL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5834            Roanoke Landing                   819 East Blvd                                Williamston              NC
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5836            Hamilton Meadows SC               1434 Main Street, Space 12                   Hamilton                 OH
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5841            Wal-Mart Plaza                    8850 Hwy 20 N Space C                        Madison                  AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5860            The Henry Centre                  3538 Tom Austin Highway Suite 14             Springfield              TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5868            Fayette Square Shopping Center    1359 Leesburg Avenue                         Washington Court         OH
                                                                                               House
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5874            Atascosa Market Retail Center     2087 W Oaklawn, Suite 208                    Pleasanton               TX
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5882            Wal-Mart Center                   185 Relco Drive                              Manchester               TN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5883            Calera Shopping Center            233 Supercenter Dr. Suite C2                 Calera                   AL
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5894            Wal-Mart Plaza                    2551 East Main Street                        Plainfield               IN
--------------- --------------------------------- -------------------------------------------- --------------------- ----------
5898            Arkadelphia Plaza                 112 W.P. Malone Drive, Suite 5-E             Arkadelphia              AR
--------------- --------------------------------- -------------------------------------------- --------------------- ----------

                                   EXHIBIT 2

                           STORE CLOSING PROCEDURES

                                   EXHIBIT 2

                           STORE CLOSING PROCEDURES

     1. The Sale shall be conducted so that the Stores remain open during the normal hours of operation provided for in the respective leases for the Stores. Merchant and/or Agent shall not conduct an auction or fire sale and shall abide by mall hours and all mall guidelines concerning, among other things, maintenance, security, and trash removal.

     2. The Sale shall be conducted in accordance with applicable state and local "Blue Laws," and thus, where applicable, no Sales shall be conducted on a Sunday.

     3. Merchant and/or the Agent shall not distribute handbills, leaflets or other written materials to customers outside of any Store's premises (such as parking lots or other retail locations within the same mall or center), except as permitted by the lease, previously permitted by the landlord or the mall management, or agreed to by the landlord, but may solicit customers in the Stores themselves. Merchant and/or Agent shall not use flashing lights or any type of amplified sound to advertise the Sale or solicit customers, except as permitted by the lease or agreed to by the landlord.

     4. Merchant and the Agent shall be permitted to include additional, augmentation, supplemental, or consignment (in addition to the consignment goods that constitute "Merchandise" under the Agency Agreement) goods in the Sale having an aggregate cost not to exceed $18,000,000 (collectively, but excluding the existing consignment Merchandise that constitute "Merchandise" under the Agency Agreement, the "Additional Goods") subject to the following terms and conditions:

          (A) The Additional Goods shall be of the same or better like, kind and quality of merchandise customarily offered at Debtor' stores prior to January 1, 2005;

          (B) All advertisements for the Sale shall clearly and conspicuously state "Additional non-Friedman's merchandise has been purchased and added to the sale" or "Additional non-Friedman's goods have been purchased and added to the Sale."

          (C) The Agent shall prominently display store signage which clearly and conspicuously states "Additional non-Friedman's merchandise has been purchased and added to the sale" or "Additional non-Friedman's goods have been purchased and added to the Sale."

          (D) All Additional Goods shall be clearly and conspicuously tagged and/or marked to distinguish such Additional Goods from Merchandise, and the Agent shall post clear and conspicuous signage informing the consumer of how to differentiate between the Additional Goods and that of the Merchant;

          (E) Agent shall segregate Additional Goods from Merchandise in separate jewelry cases; provided however, to the extent that it becomes necessary to consolidate the Additional Goods and Merchandise into the same jewelry case, such goods will be segregated within the case with marked or colored dividers.

          (F) Agent shall clearly and conspicuously disclose to a consumer if Merchandise being offered is used or pre-owned. Said used goods must be clearly and conspicuously tagged and segregated from other Merchandise. No pre-owned goods will be advertised, offered or sold to a consumer for more than the "Everyday Low Price" previously offered by the Merchant prior to the start of the store closing sales. Agent agrees that during the first two weeks of the sale, Agent advertising (other than in counter top and in case signage) shall not refer to pre-owned goods.

          (G) The Merchant and Agent shall provide truthful and accurate information to each store for use by sales personnel regarding the characteristics of the Additional Goods including but not limited, gold and silver content, carat weight and whether a stone is a natural stone or artificially created stone for each and every item augmented or added to a store. Said information shall be used to truthfully, accurately and non- deceptively inform consumers about the item they are considering for purchase;

          (H) Other than using "Store Closing Sale", the Merchant and Agent is limited to using such terms or phrases as "All Friedman's Merchandise Must Go", or "Total Liquidation of Friedman's Merchandise", or such other phrases as identified on Schedule 1 attached hereto, when promoting and/or advertising the sale at any store with Additional Goods.

     5. The Sale subject to the Agency Agreement shall end on or before the 98th day after commencement as provided in the Agency Agreement. In the event the Merchant desires an extension of this termination date, the Merchant must apply to this Court for an extension of the sale termination date and provide at least 10 days notice to all parties before the Hearing is held. Additionally, at least 10 days notice shall be provided to the Consumer Protection Divisions and Bankruptcy Divisions of each State Attorney General's Office and any State Consumer Protection Agency Offices for each state and to the city and county consumer protection agency or similar agency (if none, the local District Attorney(s) for each city or county where a store closing sale is proposed for extension). The Merchant agrees to provide e-mail notification and express overnight courier delivery of said notification to any entities previously specifically requesting said notice. Within 30 days after the conclusion of the Sale, Merchant shall disclose the Sales figures to those landlords paid on a percentage rent basis.

     6. At the conclusion of the Sale, Agent shall vacate the Stores in "broom-clean" condition, and shall leave the Stores in the same condition as on the commencement of the Sale, ordinary wear and tear excepted; provided however that Merchant does not undertake any greater obligation than that set forth in an applicable lease with respect to a Store. Merchant and/or the Agent may sell FF&E owned by Merchant and located in the Stores during the Sale. Merchant or the Agent, as the case may be, may advertise the sale of FF&E. Additionally, the purchasers of any FF&E sold during the Sale shall only be permitted to remove the FF&E either through the back shipping areas or through other areas of the store after store business hours.

     7. All display and hanging signs used by the Agent in connection with Sale shall be professionally produced and all hanging signs shall be hung in a professional manner. The Agent shall not use neon or day-glo signs. Agent shall be permitted to use interior banners in all of the Stores, and exterior banners at non-enclosed mall stores; provided, however, that such banners shall be located or hung so as to make clear that the Sale is being conducted only at the Store and shall not be wider than the storefront of the Store. Agent shall not advertise or market the Sale as a "going out of business" sale.

     8. Neither Merchant nor the Agent shall make any alterations to the storefront or exterior walls of any of the Stores (including the removal of store signs) (the posting of signs, as provided herein, shall not be deemed an alteration).

     9. Merchant and/or Agent shall keep the Store premises and the surrounding area clear and orderly consistent with present practices.

     10. The landlords of the Stores shall have reasonable access to the Store premises upon conclusion of the Sale solely for the purpose of dressing Store windows to minimize the appearance of a dark store.

     11. No property of any landlord of a Store shall be removed or sold during the Sale.

     12. The Debtor and/or the Agent shall only utilize existing furniture, fixtures and equipment to conduct the Sale, unless a landlord otherwise consents.

     13. Merchant and/or Agent shall designate a party to be contacted by landlords should an issue arise concerning the conduct of the Sale.

     14. No payment from a consumer shall be made via any Friedman's/Merchant issued or sponsored store credit cards or store accounts.

     15. Neither the Merchant nor the Agent shall offer for sale any insurance products, including but not limited to credit life, disability life, and property insurance.

     16. Neither the Merchant nor the Agent shall enter into any retail installment contracts with consumers nor present or enter into a retail installment contract to consumers, except with national third party credit providers, who (a) will not be authorized to sell any insurance or other product other than the financing for the acquisition of an item; (b) shall comply with applicable laws relating to the extension of credit including Truth-In-Lending laws and (c) are authorized to conduct business in each of the states and are authorized lenders in each of the states (if applicable), where the subject consumer is making a purchase. Further, the third party offering the retail installment contracts shall also be subject to the prohibition set forth in paragraph 15 prohibiting the offering of insurance.

     17. All state and federal laws relating to implied warranties of merchantability and the sale of merchandise containing Latent Defects (as defined in this paragraph) shall be complied with and are in no way superceded by Merchant's sale of said goods using such words or phrases as "as is" or "final sales". During the Sale Term, the Agent shall accept return of any Merchandise and/or Additional Goods, whether purchased prior to or during the Sale Term, that contains a defect which the lay consumer could not reasonably determine was defective by visual inspection of the merchandise at the store prior to purchase (a "Latent Defect") for a full refund; provided that, (a) the consumer must return the merchandise within 30 days of the consumer's purchase or last Friedman's repair, whichever is latest in time, (b) the consumer must provide the receipt, and (c) the asserted defect must in fact be a Latent Defect. Store signage shall be clearly and conspicuously posted at each cash register and shall clearly and conspicuously state All Sales Final except for Latent or Hidden Defects. Please See Your Receipt for Details."

     18. The Merchant and Agent shall prominently post signage in each store clearly and conspicuously disclosing any terms and conditions of returns and refunds for both Merchandise and the Additional Goods.

     19. Merchant/Friedman's gift certificates and Merchant Friedman's store credits shall be accepted at the Sale; provided however, Merchant shall reimburse Agent in cash for the gift certificates and store credits honored by Agent during the Sale Term.

     20. Promptly after the execution of the Agency Agreement, Merchant shall notify by letter sent by first class mail to each customer for which Merchant holds Layaway Merchandise, a letter that clearly and conspicuously explains the consumer's options: (1) the option to transfer the layaway merchandise to a non-Closing store and complete the layaway process, (2) the option to obtain a full refund (which will be received within 30 days of such request) of any amount paid towards the layaway purchase and elect not to complete the layaway transaction; or (3) the option to come into the Closing Store and pay the full amount due and receive the layaway item immediately. The letter will inform the consumer he or she may elect the refund option or the option to transfer the layaway merchandise to a non-closing store by telephone. No promotional material may be included with this mailing and the envelope shall clearly and conspicuously be marked "Postmaster: Please Forward and Address Correction Requested" and "Important Information about your Layaway". Said notice shall give the consumer at least 15 days from the mailing of the letter to make his/her decision regarding a layaway purchase. If the letter is returned with a forwarding address, the Merchant will resend the letter to that corrected address with the same 15 day response period. If the letter is received by the consumer (i.e., not returned by the Post Office), but the consumer does not respond within the applicable 15 day time period, the consumer will be deemed to have elected the refund option and a refund will be sent to the consumer within 30 days thereafter. The layaway item will then be made available for inclusion in the Merchandise for sale. Within 45 days after the end of the Store Closing Sale, the Merchant will notify the States of each consumer who cannot be located. The consumers shall be listed alphabetically, broken down by State, and shall give the consumer's name, last known address and the amount to be refunded. This notification shall also include a certification that the Merchant has taken the steps required above to locate the consumer. The issue as to what happens to any unclaimed refunds (including refunds that have not been cashed, or where a refund has not been sent due to the lack of a valid address) is specifically reserved at this time and nothing in this document or the order approving this document will affect either parties rights to adjudicate this issue at a later time, when and if the issue actually arises after the list is provided to the States. Such a hearing shall not be held on less than 10 days notice to the States.

     21. No warranties other than watch warranties on new watches will be offered to consumers during the Store Closing Sale. To the extent that Agent elects to sell warranties on new watches to consumer, Agent shall provide the consumer with a copy of such warranty which shall disclose all conditions and restrictions on the warranty and afford the consumer an opportunity to review the terms and conditions thereof prior to purchasing such warranty, and such review, or opportunity to review shall be evidenced by the consumer in a writing executed by the consumer. Further, no warranty shall be offered if the consumer is unable to avail him/herself of said warranty, following the end of the Sale without having to travel more than 20 miles from the store where the consumer purchased the warranty.

     22. No Merchandise will be advertised, offered or sold to a consumer for more than the "Everyday Low Price" previously offered by the Merchant prior to the start of the store closing sales.

     23. The Merchant and Agent agree to promote or otherwise advertise the price marked on all Merchandise and Additional Goods as "Suggested Retail Price" and with respect to pre-owned goods, as "Friedman's Suggested Retail Price". Provided however, that disclosure in advertisements and in store signage shall clearly and conspicuously state that "The Merchandise may have been sold at mark downs lower than the Suggested Retail Price prior to the Store Closing Sale."

     24. The Sales Order, the Agency Agreement and the Sale Procedures shall not be deemed to authorize any retroactive changes that would limit or reduce, any refund policy, customer satisfaction policy, consumer privacy policy, warranty policy or any other such policies that existed as of the date of this Order as applied to sales made before the commencement of the Store Closing Sale.

     25. The Merchant and/or the Agent shall not use terms or phrases such as "Going Out of Business ", "Bankruptcy Sale ", or "Sale by Order of Bankruptcy Court " when promoting or otherwise advertising its Sale.

     26. The Merchant shall not transfer or sell to any Agent or any other party any consumer database information, including but not limited to consumer names, addresses, social security numbers, birth dates and/or credit card information ("Private Customer Data") to the extent not permitted by the Merchant's privacy policy and state or federal privacy and/or identify theft laws, regulations and rules (collectively, the "Applicable Privacy Laws"). If any consumer information is transferred to the Agent by the Merchant, such information may be used by Agent only in connection with the promotion and conduct of the Sale. Merchant shall require Agent and all of Agency's employees or independent contractors, to take all reasonable steps to maintain the confidentiality of that information. Without limiting the scope of this section, the Merchant specifically agrees at the conclusion of the Store Closing Sale to: "wipe clean", so as to be non-recoverable, any and all data stored on any computers to be provided to the Liquidating Agent and to obtain, in writing, verification that the Agent has not to removed or otherwise benefited from the removal or transfer of any Private Customer Data and to provide confirmation of compliance with this paragraph to any State within 10 days of the State's request for such information.

     27. The capitalized terms used herein shall be defined as follows:

         (A) "Sale" shall mean the store closing or similar type sale to be conducted at each of the Stores.

         (B)  "Stores" shall mean those retail store locations identified on
              Exhibit 1 hereto.

         (C) "Debtors" shall mean Friedman's Inc. and certain of its domestic subsidiaries and affiliates, debtors and debtors-in-possession in Bankruptcy Case No.05-40129 in the United States Bankruptcy Court for the Southern District of Georgia, Savannah Division.

         (D) "Agent" shall mean that agent engaged by Merchant to conduct the Sale in accordance with the terms of the Agency Agreement.

         (E) "Store Closing Order" shall mean that order (I) authorizing Merchant and/or their Agent to conduct the Sale pursuant to Sections 105 and 363 of the Bankruptcy Code; (ii) authorizing Merchant to enter into the Agency Agreement with the Agent submitting the highest and best offer which is otherwise acceptable to Merchant to perform store closing and related services; (iii) approving an employee retention program and
              (iv) granting other related relief.

         (F) "Agency Agreement" shall mean that Agency Agreement entered into by Merchant and the Agent.

         (G) "Sale Termination Date" shall mean the date specified in the Agency Agreement and as set forth in these procedures.

         (H) "FF&E" shall mean furnishings, trade fixtures, equipment and/or improvements to real property which are located in the Stores and owned by Merchant.

                                                                        82843

                                  SCHEDULE 1
                          TO STORE CLOSING PROCEDURES


Friedman's Sale Handles:

         Store Closing
         All Friedman's Merchandise Must Go
         Total Liquidation of Friedman's Merchandise
         Total Liquidation of Friedman's Inventory
         Entire Friedman's Inventory Must Be Liquidated
         Everything on Sale or Sale on Everything
         Nothing Held Back
         Friedman's Multi-Million Dollar Inventory Must be Liquidated
         Store Closing Now Save X%-Y% off suggested retail price (with disclosure): Merchandise may have been sold at markdowns lower than the suggested retail price prior to the store closing sale.

Counter top signs (all on one sign):

Additional non-Friedman's merchandise has been purchased and added to the sale. This merchandise is indicated by colored tags (other than light blue) or striped tags.
         OR
Additional non-Friedman's goods have been purchased and added to the sale. This merchandise is indicated by colored tags (other than light blue) or striped tags.

Pre-Owned
Previously Enjoyed Items

ALL SALES FINAL - No refunds, exchanges or trade-ins except latent or hidden defects*. *Please see receipt for details.

ALL SALES FINAL - No refunds, exchanges or trade-ins except latent or hidden defects*. *Please see receipt for details. We accept Cash, Visa, MasterCard, Discover, American Express. Sorry, no checks. Due to circumstances we can no longer accept Friedman's Installment Credit.

OR

We accept Cash, Visa, MasterCard, Discover, American Express. Sorry, no checks. Due to circumstances we can no longer accept Friedman's Installment Credit.

The in-show case tent cards will read " X% off suggested retail price" and for pre-owned merchandise the in-show case tent cards will read " X% off Friedman's suggested retail price."

                                   EXHIBIT 3

                       MERCHANDISE DISPOSITION AGREEMENT

                               AGENCY AGREEMENT

     This Agency Agreement (the "Agreement") is made as of this ___ day of March, 2005, by and between GSNW, LLC, a Delaware limited liability company, with a principal place of business at 40 Broad Street, Boston, MA 02109 (the "Agent") and Friedman's, Inc., a Delaware corporation, on behalf of itself and its affiliated debtors and debtors-in-possession (collectively, the "Merchant") each with a principal place of business at 171 Crossroads Parkway, Savannah, Georgia 31422.

                                   RECITALS

     WHEREAS, Merchant desires that Agent act as Merchant's exclusive agent for the purpose of (a) selling all of the Merchandise (as hereinafter defined) located in one hundred and sixty four (164) retail store locations set forth on Exhibit 1 attached hereto (each a "Store", and collectively, the "Stores"), and (b) to the extent elected by Merchant pursuant to Section 16 hereof, dispose of Merchant's owned FF&E located at the Stores. The group 1 stores (the "Group 1 Stores") represent those stores in markets that will be closed in their entirety, and the group 2 stores (the "Group 2 Stores") represent those stores in continuing markets.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agent and Merchant hereby agree as follows:

     Section 1. Defined Terms. The terms set forth below are defined in the Sections referenced of this Agreement:

Defined Term                                    Section Reference
------------                                    -----------------

Agency Account                                  Section 7.2(a)
Agency Documents                                Section 12.1(b)
Agent                                           Preamble
Agent's Base Fee                                Section 3.2
Agent Claim                                     Section 13.5
Agent's Fee                                     Section 3.1(b)
Agent Letter of Credit                          Section 3.3(b)
Agent's Incentive Fee                           Section 3.2
Agent Indemnified Parties                       Section 14.1
Aggregate Cost Value of                         Section 3.2
  Remaining Merchandise
Agreed Expenses                                 Section 3.1(c)
Approval Order                                  Section 2
Augmented Merchandise                           Section 17(a)
Benefits Cap                                    Section 4.1(A)(1)
Central Expenses                                Section 3.1(B)(i)
Cost File                                       Section 5.2
Cost Value                                      Section 5.2
Defective Merchandise                           Section 5.1(b)
Designated Merchant Accounts                    Section 7.2(b)
Estimated Guarantee Amount                      Section 3.3(a)
Events of Default                               Section 15
Excluded Benefits                               Section 4.1(B)(ii)
Expenses                                        Section 4.1
Expense Budget                                  Section 4.3
Expense Cap                                     Section 3.1(c)
Expense L/C                                     Section 4.2(b)
FF&E                                            Section 5.1(b)
FF&E Agent                                      Section 16
Final Reconciliation                            Section 3.6(b)
Gross Rings                                     Section 3.5
Group 1 Stores                                  Recitals
Group 2 Stores                                  Recitals
Guaranteed Amount                               Section 3.1(a)
Guaranteed Amount Deposit                       Section 3.3(a)
Guaranty Percentage                             Section 3.1(a)
Inventory Completion Date                       Section 3.4
Inventory Date                                  Section 3.4
Inventory Report                                Section 3.3(a)
Inventory Taking                                Section 3.4
Inventory Taking Instructions                   Section 3.4
Inventory Taking Service                        Section 3.4
Inventory Threshold                             Section 3.1(c)
Lender Agent                                    Section 3.3(b)
Memo Merchandise                                Section 5.1(b)
Merchandise                                     Section 5.1(a)
Merchant                                        Preamble
Merchant Account Usage Period                   Section 7.2(a)
Occupancy Expenses                              Section 4.1(B)(iii)
Payment Date                                    Section 3.3(a)
Proceeds                                        Section 7.1
Recovery Amount                                 Section 3.1(b)
Remaining Merchandise                           Section 3.2
Retained Employee                               Section 10.1
Retention Bonus                                 Section 10.4
Sale                                            Recitals
Sale Commencement Date                          Section 6.1
Sale Guidelines                                 Section 2
Sale Term                                       Section 6.1
Sale Termination Date                           Section 6.1
Sales Taxes                                     Section 9.3
Sharing Threshold                               Section 3.1(b)
Stores                                          Recitals
Supplies                                        Section 9.4
Transfer Goods                                  Section 5.1(b)
WARN Act                                        Section 10.1

     Section 2. Appointment of Agent. Merchant hereby irrevocably appoints Agent, and Agent hereby agrees to serve, as Merchant's exclusive agent for the limited purpose of conducting the Sale and to the extent designated by Merchant, disposing of Merchant's owned FF&E, in accordance with the terms and conditions of this Agreement. Merchant's and Agent's obligations hereunder are subject to approval of the Bankruptcy Court and shall be of no force and effect in the event that it is not so approved. As soon as practicable after Merchant's execution of this Agreement, Merchant shall apply to the Bankruptcy Court for an order approving this Agreement in its entirety in form and substance satisfactory to Agent (the "Approval Order"). The Approval Order shall provide, among other things, that: (i) this Agreement is in the best interests of Merchant, Merchant's estate, creditors and other parties in interest; (ii) this Agreement (and each of the transactions contemplated hereby) is approved in its entirety; (iii) Merchant and Agent shall be authorized to take any and all actions as may be necessary or desirable to implement this Agreement and each of the transactions contemplated hereby;
(iv) Agent shall be authorized to sell all Merchandise and Merchant's owned FF&E hereunder free and clear of all liens, claims or encumbrances thereon;
(v) any presently existing liens encumbering all or any portion of the Merchandise or the Proceeds attaching only to the Guaranteed Amount, the Recovery Amount, if any, and amounts reimbursed to Merchant on account of Expenses; (vi) Agent shall have the right to use the Stores and all related Store services, furniture, fixtures, equipment and other assets of Merchant as designated hereunder for the purpose of conducting the Sale, free of any interference from any entity or person; (vii) Agent, as agent for Merchant, is authorized to conduct, advertise, post signs, hang interior, and with respect to non-enclosed malls, exterior, banners, and otherwise promote the Sale as a "store closing" or similar type sale without further consent of any person, other than Merchant, which consent shall not be unreasonably withheld, in a manner consistent with the sale guidelines for Group 1 Stores and the sale guidelines for Group 2 Stores, attached hereto as Exhibit 2 (the "Sale Guidelines"), (viii) Agent shall be granted a limited license and right to use until the Sale Termination Date the trade names, logos and customer lists relating to and used in connection with the operation of the Stores, solely for the purpose of advertising the Sale in accordance with the terms of the Agreement; (ix) each and every federal, state or local agency, department or governmental authority with regulatory authority over the Sale and all newspapers and other advertising media in which the Sale is advertised shall be directed to accept the Approval Order as binding and to allow Merchant and Agent to consummate the transactions provided for in this Agreement, including, without limitation, the conducting and advertising of the Sale in the manner contemplated by this Agreement, and no further approval, license or permit of any governmental authority shall be required; (x) all utilities, landlords, creditors and all persons acting for or on their behalf shall not interfere with or otherwise impede the conduct of the Sale, institute any action in any court (other than in the Bankruptcy Court) or before any administrative body which in any way directly or indirectly interferes with or obstructs or impedes the conduct of the Sale; (xi) the Bankruptcy Court shall retain jurisdiction over the parties to enforce this Agreement; (xii) Agent shall not be liable for any claims against the Merchant other than as expressly provided for in this Agreement, and Agent shall have no successorship liabilities whatsoever; (xiii) sales of Merchandise shall be protected by Section 363(m) of the Bankruptcy Code in the event that the Approval Order is reversed or modified on appeal; and (xiv) any amounts owed by the Merchant to Agent under this Agreement shall be granted the status of superpriority claims in Merchant's Chapter 11 Case pursuant to section 364(a) of the Bankruptcy Code and secured by valid and perfected first-priority security interests in the Merchandise and the Proceeds granted pursuant to section 364(d) of the Bankruptcy Code junior only to an amount equal to the unpaid portion of the Guaranteed Amount (without the necessity of filing financing statements to perfect the security interests).

     Section 3. Guaranteed Amount and Other Payments.

         3.1    Payments to Merchant.

                (a) As a guaranty of Agent's performance hereunder, Agent guarantees to Merchant that the Proceeds of the Sale shall equal or exceed 41% (the "Guaranty Percentage") of the aggregate Cost Value (as defined below) of the Merchandise as determined under Sections 3.4 and 3.5 hereof (the "Guaranteed Amount") plus an amount sufficient to pay all Expenses.

                (b) To the extent that Proceeds exceed the sum of (x) the Guaranteed Amount, (y) the Agreed Expenses of the Sale (as defined below) and
(z) two percent (2%) of the aggregate Cost Value of the Merchandise (the "Agent's Base Fee") (the sum of (x), (y) and (z), the "Sharing Threshold"), then all remaining Proceeds of the Sale above the Sharing Threshold shall be shared sixty percent (60%) to Merchant and forty percent (40%) to Agent. All amounts, if any, to be received by Merchant from Agent in excess of the Sharing Threshold shall be referred to as the "Recovery Amount". Agent shall pay to Merchant the Guaranteed Amount, unreimbursed Expenses due to Merchant, and the Recovery Amount, if any, in the manner and at the times specified in Sections 3.3 and 3.4 below. The Guaranteed Amount and the Recovery Amount will be calculated based upon the aggregate Cost Value of the Merchandise as determined by (A) the Final Inventory Report (as defined below), (B) the aggregate amount of Gross Rings (as adjusted for shrinkage per this Agreement), and (C) with respect to the Recovery Amount, the Agreed Expenses of the Sale.

                (c) Subject to the Expense Cap adjustment set forth in Exhibit 3.1(d), the "Expense Cap" shall mean 45% of the aggregate Cost Value of the Merchandise. The Expense Cap and the Guaranty Percentage have been calculated and agreed upon based upon the aggregate Cost Value of the Merchandise not being less than $32,500,000 (the "Inventory Threshold"). To the extent that the aggregate Cost Value of the Merchandise is greater than or less than the Inventory Threshold the Expense Cap and the Guaranty Percentage shall be adjusted in accordance with Exhibit 3.1(d) hereto, as and where applicable. The "Agreed Expenses" shall mean the lower of the aggregate amount of actual Expenses of the Sale and the Expense Cap.

         3.2 Payments to Agent. As its compensation for services rendered to Merchant, after sufficient Proceeds have been generated to pay the Guaranteed Amount and all Expenses, which do not exceed the Expense Cap, Agent shall be entitled to receive such excess Proceeds up to amount of the Agent's Base Fee. In addition, if sufficient Proceeds are generated from the Sale, Agent shall be entitled to receive 40% of any Proceeds remaining after payment of the Guaranteed Amount, all Expenses which do not exceed the Expense Cap, and the Agent's Base Fee ("Agent's Incentive Fee"). Subject to Merchant's rights with respect to the Recovery Amount, all Merchandise remaining, if any, at the Sale Termination Date (the "Remaining Merchandise") shall become the property of Agent, free and clear of all liens, claims and encumbrances, provided however, that Agent shall use its best efforts to sell all of the Merchandise during the Sale. Any proceeds received from the sale of any Remaining Merchandise shall be deemed Proceeds under this Agreement, provided that, for the purposes of tracking Proceeds to received by Agent from the subsequent disposition of the Remaining Merchandise, at the conclusion of the Sale, Merchant and Agent shall jointly conduct a physical inventory taking of the Remaining Merchandise as an Expense of the Sale, to calculate the aggregate Cost Value of such Remaining Merchandise (the "Aggregate Cost Value of Remaining Merchandise").

         3.3 Time of Payments.

                (a) No later than two (2) business days after the later of (x) entry of the Approval Order and (y) execution hereof (the "Payment Date"), Agent shall pay seventy-five percent (75%) of the Guaranteed Amount (the "Guaranteed Amount Deposit") in cash, which amount shall be wired to the account to be designated by the Merchant. Agent shall calculate the amount of the Guaranteed Amount Deposit based upon the Cost Value of the Merchandise as of the Sale Commencement Date as reflected in Merchant's books and records (the "Estimated Guarantee Amount"). Agent shall pay the unpaid and undisputed balance of the Guaranteed Amount in cash to Merchant no later than the earlier of (i) the date ten (10) business days after the Sale Commencement Date (in which case payment shall be of the undisputed portion of the balance of the Estimated Guaranteed Amount) and (ii) the second business day following the issuance of the audit report of the aggregate Cost Value of the Merchandise by the Inventory Taking Service, after verification thereof by the Agent and the Merchant (the "Inventory Report"), and the Agent's failure to pay such balance or undisputed portion shall entitle the Lender Agent on behalf of the Merchant may draw upon the Agent Letter of Credit (as defined below) to the extent of such balance or undisputed portion. To the extent that the Merchant is entitled to receive a Recovery Amount from Proceeds, such Recovery Amount shall be paid to the Merchant as earned weekly. In the event that after the issuance of the Inventory Report, the Guaranteed Amount is greater than the sum of the Guaranteed Amount Deposit plus the payment of the undisputed portion of the Estimated Guaranteed Amount, the Agent shall pay the remainder of the Guaranteed Amount to the Lender Agent for the benefit of the Merchant within two (2) business days after the Inventory Report has been issued. In the event there is a dispute with respect to the reconciliation of the aggregate Cost Value of the Merchandise following the Inventory Taking, then any such dispute shall be resolved in the manner and at the times set forth in
Section 3.6 hereof. To the extent that the Final Reconciliation as provided for below shows that the Agent has overpaid the Guaranteed Amount, then the Merchant, the Lenders and the Lenders Agent, shall cause any overpayment to be immediately refunded to Agent.

                (b) To secure payment of the unpaid portion of the Guaranteed Amount and any other amounts due from Agent to Merchant hereunder, Agent shall deliver to Merchant an irrevocable standby letter of credit, naming those parties to be designated by the Merchant (the "x") as beneficiary, substantially in the form of Exhibit 3.3(b) attached hereto, in the original face amount equal to the unpaid portion of the Estimated Guaranteed Amount as of the Payment Date, (the "Agent Letter of Credit"). Agent shall use its best efforts to cause the Agent Letter of Credit to be delivered no later than the Payment Date. In the event that Agent shall fail to pay to those parties designated by Merchant or any successor agent under the Merchant's prepetition and debtor-in-possession credit facilities (the "Lender Agent"), for the benefit of Merchant, any amount required to be paid hereunder, the Lender Agent shall be entitled to draw on the Agent Letter of Credit to fund such amount following five (5) days' written notice to Agent of the Lender Agent's intention to do so. The Agent Letter of Credit shall expire 60 days after the Sale Termination Date; provided however; the Lender Agent, Merchant and Agent agree that after payment of the unpaid portion of the Guaranteed Amount (whether the Estimated Guaranteed Amount or the Guaranteed Amount calculated pursuant to the Inventory Report) pursuant to Section 3.3(a), the face amount of the Agent Letter of Credit shall be reduced in an amount(s) to be agreed upon by Merchant, Lender Agent, and Agent.

         3.4 Inventory Taking. Merchant and Agent shall cause to be taken a SKU and "Retail Price" physical inventory of the Merchandise located in the Stores (the "Inventory Taking"), which Inventory Taking shall be completed in all of the Stores pursuant to a schedule mutually agreed upon between Merchant and Agent, but in no later than ten (10) days after the Sale Commencement Date (the "Inventory Completion Date"), and the date of the Inventory Taking at each Store being the "Inventory Date" for each such Store). Merchant and Agent shall jointly employ RGIS or another mutually acceptable independent inventory taking service (the "Inventory Taking Service") to conduct the Inventory Taking. The Inventory Taking shall be conducted in accordance with the procedures and instructions attached hereto as Exhibit 3.4, including a requirement that senior representatives of Merchant and Agent shall be personally present at the Inventory Taking at the first Stores as mutually agreed to by the Agent and Merchant in order to establish the standards for the Inventory Taking in the remaining Stores (the "Inventory Taking Instructions"). Agent shall be responsible for fifty percent (50%) of the fees and expenses of the Inventory Taking Service. Except for the Inventory Taking costs payable to RGIS or other third party, Merchant and Agent shall each bear their respective costs and expenses relative to the Inventory Taking. Merchant and Agent may each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the Inventory Taking Service. Merchant agrees that during the conduct of the Inventory Taking in each of the Stores, the applicable Stores shall be closed to the public and no sales or other transactions shall be conducted. Merchant and Agent agree to cooperate with each other to conduct the Inventory Taking commencing at a time that would minimize the number of hours that such locations would be closed for business.

         3.5 Gross Rings. For the period from the Sale Commencement Date until the Inventory Date for each Store, Agent and Merchant shall keep a strict count of register receipts and reports to determine the actual Cost Value of the merchandise sold by SKU. All such records and reports shall be made available to Agent and Merchant during regular business hours upon reasonable notice. Agent shall pay that portion of the Guaranteed Amount calculated on the Gross Rings basis, to account for shrinkage, on the basis of 102% of the aggregate Cost Value of Merchandise sold during the Gross Rings period.

         3.6 Reconciliation.

                (a) On each Thursday during the Sale Term, commencing on the second Thursday after the Sale Commencement Date, Agent and Merchant shall cooperate to jointly prepare a reconciliation of the weekly Proceeds of the Sale, Expenses and any other Sale related items that either party may reasonably request.

                (b) Within thirty (30) days after the Sale Termination Date, Agent and Merchant shall jointly prepare a final reconciliation of the Sale, including, without limitation, a summary of Proceeds, Expenses, and any other accounting required hereunder (the "Final Reconciliation"). Within five (5) days of completion of the Final Reconciliation, Agent shall pay to Merchant, or Merchant shall pay to Agent, as the case may be, any and all amounts due the other pursuant to the Final Reconciliation. During the Sale Term, and until all of the Agent's obligations under this Agreement have been satisfied, Merchant and Agent shall have reasonable access to Merchant's and Agent's records with respect to Proceeds and Expenses to review and audit such records.

                (c) In the event that there is a dispute with respect to the Final Reconciliation, such dispute shall be promptly (and in no event later than the third business day following the request by either Merchant or Agent) submitted to the Bankruptcy Court for a determination. Merchant and Agent hereby agree to submit to the jurisdiction of the Bankruptcy Court for such determination.

     Section 4. Sale Expenses.

         4.1 Expenses. The Merchant is obligated to pay, subject to its right to receive reimbursement on a weekly basis pursuant to the reconciliation procedures set forth in Section 4.2, all expenses directly incurred in connection with and attributable to the Sale (collectively, the "Expenses"), limited to:

         (A) (1) (a) base payroll, which has been adjusted to include SPIFS as set forth as Premium Base Compensation (only) in the Merchant's Store Liquidation Compensation Plan, dated February, 2005, which includes Merchant's estimate of SPIFS ("Base Payroll"), of Merchant's Retained Employees used in connection with the Sale for actual days worked (or in the case of hourly employees, the hours worked); plus (b) an amount not to exceed 11.3% of such Base Payroll (the "Benefits Cap") for the payment of all related payroll taxes, workers' compensation and benefits of Merchant's Retained Employees used in connection with the Sale (including, without limitation, medical and dental benefits, group life insurance, accidental death and dismemberment insurance, short and long term disability, accrual for sick pay, and accrual for vacation and holiday pay) for all such Retained Employees used, in aggregate, which are either due or accrue during the period of the Sale and are attributable to the Sale, plus (c) actual costs payable to third party payroll processors;

         (2) costs of all security in the Stores including, without limitation, courier and guard service;

         (3) Retention Bonuses for Retained Employees, plus payroll taxes, as provided for in Section 10.4 below;

         (4) (a) advertising and direct mailings relating to the Sale and (b) Store interior and exterior signage and banners;

         (5) [intentionally omitted];

         (6) bank card fees, bank card error fees, credit card fees, and chargebacks in respect of disputed sales (however there shall be cooperation between Merchant and Agent to resolve chargeback of any kind in respect of any authorized sale on a credit card where Agent or Merchant produces a receipt evidencing that the sale subject to such chargeback was a final sale);

         (7) bank service charges (for Store and corporate accounts), check guarantee fees, and bad check expenses;

         (8) costs for additional supplies in accordance with Section 9.4 hereof;

         (9) except to the extent that compliance is waived pursuant to the Approval Order, all fees and charges required to comply with all laws and regulations applicable to the Sale;

         (10) any and all costs, including delivery and freight costs, related to the processing, transfer and consolidation of Merchandise between the Stores (excluding all costs, including delivery and freight costs, to deliver the Transfer Goods to the Stores, but including, from and after the Sale Commencement Date, all costs of processing the Transfer Goods upon its arrival at the Stores to the extent such goods are delivered to the Stores after the Sale Commencement Date);

         (11) housekeeping and cleaning expenses related to the Stores;

         (12) all travel expenses, including living expenses, payable to Merchant's employees relating to travel by such employees at the direction of Agent, which shall include, without limitation, the costs of transferring Merchant's employees between Stores;

         (13) on-site supervision during the Sale, including base fees and reasonable and customary bonuses of Agent's field personnel, travel to and from the Stores, and incidental out-of-pocket and commercially reasonable travel expenses relating thereto;

         (14) all costs and expenses of providing such additional Store-level services, including, without limitation, the employment of temporary help (which shall be coordinated and implemented through Merchant's human resources department), which the Agent in its discretion considers appropriate, and other approved miscellaneous Store-level expenses incurred by Agent;

         (15) postage, courier and overnight mail charges to and from or among the Stores and central office (solely to the extent relating to the Sale);

         (16) actual Occupancy Expenses on a per diem, per store basis and up to and limited to the per diem total, by Store as described in Exhibit 4.1;

         (17) Central Expenses of $25.00 per Store per week during the Sale
Term;

         (18) Agent's legal fees and cost of capital;

         (19) Agent's due diligence in connection with the Sale, including travel related expenses, in an aggregate amount not to exceed $50,000;

         (20) [intentionally left blank];

         (21) Actual cost of Agent's insurance required under Section 13.4 hereof; and

         (22) any other expense approved by Merchant directly incurred by Agent in connection with the Sale.

         (B) As used herein, the following terms have the following respective meanings:

                    (i) "Central Expenses" means costs and expenses for Merchant's central administrative services necessary for the Sale consisting of sales audit, MIS services, POS systems, payroll processing, cash reconciliation, inventory processing and handling, data processing and reporting and any similar services.

                    (ii) "Excluded Benefits" means the following benefits, except as provided in Section 4.1(A)(1), in excess of the Benefits Cap: vacation days or vacation pay, sick days or sick leave, maternity leave or other leaves of absence, termination or severance pay, union dues or other amounts due under any union contract or collective bargaining agreement, pension benefits, ERISA coverage and similar contributions, and payroll taxes, worker's compensation and health insurance benefits.

                    (iii) "Occupancy Expenses" means base rent, percentage rent, HVAC, utilities, CAM, real estate and use taxes, merchant's association dues and expenses, personal property leases (including, without limitation, point of sale equipment), cash register maintenance, telephone base fees, rental for furniture, fixtures and equipment, security systems, building alarm service, alarm service maintenance and store trash and snow removal expenses, all of the foregoing as categorized or reflected on Exhibit 4.1 hereto.

         "Expenses" shall not include: (i) Excluded Benefits; (ii) any rent or occupancy expenses related to the Stores other than Occupancy Expenses as limited to those categories as described in Exhibit 4.l; and (iii) any other costs, expenses or liabilities payable by Merchant, all of which shall be paid by Merchant promptly when due for and during the Sale Term.

         4.2 Payment of Expenses. (a) Merchant shall be responsible for the payment of all Expenses up to the amount of the Agreed Expenses during the Sale; provided, however, Agent shall be responsible to reimburse Merchant for all Expenses of the Sale (whether or not in excess of the Agreed Expenses). All Expenses up to the amount of the Agreed Expenses incurred during each week of the Sale (i.e., Sunday through Saturday) shall be paid by Merchant as provided for herein, subject to reimbursement by Agent immediately following the weekly Sale reconciliation pursuant to Section 3.6. Agent and/or Merchant may review or audit the Expenses at any time. To the extent that any Expenses may be described in more than one section hereof, then such Expenses shall be paid, reimbursed or accounted for only once.

                (b) To secure payment of the Expenses, Agent shall deliver to Lender Agent an irrevocable and unconditional standby letter of credit, naming Lender Agent, as beneficiary, in the original face amount equal to three (3) weeks estimated Occupancy Expenses and payroll Expenses, substantially in the form of Exhibit 4.2(b) attached hereto (the "Expense L/C"). The Expense L/C shall be delivered to Lender Agent no later than two (2) business days after the Sale Commencement Date, shall be issued by a bank selected by Agent and reasonably acceptable to Merchant and Lender Agent, and shall contain terms, provisions and conditions mutually acceptable to Merchant, Lender Agent, and Agent. The Expense L/C shall expire no earlier than sixty (60) days after the Sale Termination Date. Unless the parties shall have mutually agreed that they have completed the final reconciliation under this Agreement, then, at least thirty (30) days prior to the initial or any subsequent expiry date, Lender Agent or Merchant, as the case may be, shall receive an amendment to the Expense L/C solely extending (or further extending, as the case may be) the expiry date by at least sixty (60) days. If Lender Agent does not receive such amendment to the Expense L/C no later than thirty (30) days before the expiry date, then all amounts hereunder shall become immediately due and payable and Lender Agent shall be permitted to draw under the Expense L/C in payment of amounts owed and Merchant shall hold the balance of the amount drawn under the Expense L/C as security for amounts that may become due and payable to Merchant hereunder.

         4.3 Expense Budget. On the Sale Commencement Date, Agent shall deliver is the budget (the "Expense Budget") to Merchant, setting forth in reasonable detail Agent's estimated budget for the Expenses (as defined above) of the Sale.

     Section 5. Merchandise.

         5.1 Merchandise Subject to this Agreement.

                (a) For purposes of this Agreement, "Merchandise" shall mean:
(i) all finished goods inventory that is owned by Merchant and located at the Stores as of the Sale Commencement Date; or (ii) goods held by Merchant on memo, on consignment, or as bailee (unless excluded by Merchant) ("Memo Merchandise"). Merchandise shall include, Transfer Goods, Defective Merchandise, Layaway Merchandise that is not picked up by customer on or prior to the Layaway Pick-Up Date, and Merchandise subject to Gross Rings.

                (b) Notwithstanding the foregoing, Merchandise shall not include: (1) goods which belong to sublessees, licensees or concessionaires of Merchant; (2) Defective Merchandise for which Merchant and Agent cannot agree upon a Cost Value; and (3) furnishings, trade fixtures, equipment and improvements to real property which are located in the Store (collectively, "FF&E"). As used in this Agreement the following terms have the respective meanings set forth below:

                    (i) "Transfer Goods" means those items of merchandise identified by Merchant and substantially similar to the merchandise identified on Exhibit 5.1(b)(i) annexed hereto, that Merchant has transferred, or will transfer to the Stores, from Merchant's on-going stores and/or distribution centers on or before March 15, 2005 (the "Store Receipt Deadline").

                    (ii) "Defective Merchandise" means any item of merchandise agreed upon and identified by Agent and Merchant as defective or otherwise not salable in the ordinary course because it is dented, worn, scratched, broken, broken sets, faded, torn, mismatched, non-redeemed or layaway altered merchandise or merchandise affected by other similar defects rendering it not first quality (such as, for example, watches that are not running, watches without boxes, watches without applicable instructions, and pierced earrings without backs), that is sold by Agent during the Sale Term, and as to which Agent and Merchant mutually agree on its value to define its Cost Value.

                    (iii) "Layaway Merchandise" means all items of Merchandise held at the Stores on layaway, in each case, where the goods subject to layaway are properly identified, segregated, and in a condition as described in the documentation.

         5.2 Valuation.

                (a) For purposes of this Agreement, "Cost Value" shall mean, with respect to each item of Merchandise, other than Defective Merchandise and Transfer Goods received in the Stores after March 9, 2005 (the "Non-Adjustment Receipt Deadline"), the average standard cost (determined by applicable merchant accounting unit for such item of Merchandise as reflected in Merchant's master cost file as of the Sale Commencement Date (the "Cost File"), which average cost is inclusive of freight and shipping charges (the "Unadjusted Cost Value"). With respect to Defective Merchandise, "Cost Value" shall mean the value the Merchant and Agent agree upon for such item during the Inventory Taking. With respect to Transfer Goods received in the Stores after the Non-Adjustment Receipt Deadline, "Cost Value" shall mean the Unadjusted Cost Value multiplied by the inverse of the prevailing discount in effect on the date such Transfer Goods is received in the Stores. Merchant and Agent agree that the Cost File does not account for any volume discounts, advertising co-op discounts, rebates or discounts associated with expedited payment terms offered by any vendor (collectively, the "Buying Discounts"), and further that the Cost Value of any item of Merchandise shall not be adjusted for any such amounts.

                (b) For purposes of this Agreement, "Retail Price" shall mean with respect to each item of Merchandise, other than Transfer Goods received in the Stores after the Non-Adjustment Receipt Deadline, ticketed price for such item of Merchandise (the "Base Retail Price"). With regard to Transfer Goods that are received in the Stores after the Non-Adjustment Receipt Deadline, "Retail Price" shall mean the Base Retail price for such item of Merchandise multiplied by the inverse of the prevailing discount in effect on the date such Transfer Goods were received in the Stores.

         5.3 Excluded Goods. Merchant shall retain all responsibility for any goods not included as Merchandise hereunder.

         Section 6. Sale Term.

         6.1 Term. The Sale shall commence at the Stores on the first business day after entry of the Approval Order (the "Sale Commencement Date"). The Agent shall complete the Sale at the Stores, and shall vacate all of the Store premises on or before the ninety-eighth (98th) day after the Sale Commencement Date, but, in no event sooner than March 31, 2005 (the "Sale Termination Date"), unless the Sale is extended by further order of the Bankruptcy Court following the filing of a motion on no less than ten (10) days notice to the affected landlord and Governmental Units (as defined in the Approval Order), with an opportunity to be heard. Agent may terminate the Sale at any Store upon ten day's notice to Merchant. The period for the Sale Commencement Date to the Sale Termination Date shall be referred to herein as the "Sale Term." The Sale Termination Date may be extended by mutual written agreement of Agent and Merchant.

         6.2 Vacating the Stores. On the Sale Termination Date, the Agent shall leave the Stores in "broom clean" condition (ordinary wear and tear excepted). All assets of Merchant used by Agent in the conduct of the Sale (e.g. FF&E, supplies, etc.) shall be returned by Agent to Merchant or left at the Stores premises at the end of the Sale Term to the extent the same have not been used in the conduct of the Sale or have not been otherwise disposed of through no fault of Agent; provided however, Agent shall remove all unsold Merchandise at the end of the Sale Term at each of the Stores and Agent shall retain title of the unsold Merchandise.

         Section 7. Sale Proceeds.

         7.1 Proceeds. For purposes of this Agreement, "Proceeds" shall mean the aggregate of: (a) the total amount (in U.S. dollars) of all sales of Merchandise made under this Agreement, exclusive of Sales Taxes, and (b) any proceeds of Merchant's insurance for loss or damage to Merchandise or loss of cash arising from events occurring during the Sale Term.

                7.2 Deposit of Proceeds. (a) Within (i) fourteen (14) business days after the Sale Commencement Date, with respect to cash transactions, and
(ii) fourteen (14) days after the Sale Commencement Date, with respect to credit card transactions (as and where applicable the "Merchant Account Usage Period"), Agent shall establish its own accounts, dedicated solely for the deposit of the Proceeds and the disbursement of amounts payable to Agent hereunder, which accounts may be the Designated Merchant Accounts (as defined below) so long as Merchant, Agent and the Lender Agent agree (the "Agency Accounts") and Merchant shall promptly upon Agent's request execute and deliver all necessary documents to open and maintain the Agency Accounts; provided however, in the event that Agent establishes a reasonable business justification therefore, Merchant and Lender Agent shall consent to an appropriate extension of the applicable Merchant Account Usage Period. Agent shall exercise sole signatory authority and control with respect to the Agency Accounts; provided however, upon request, Agent shall deliver to Merchant copies of all bank statements and other information relating to such accounts. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all bank fee and charges, including wire transfer charges, related to the Agency Accounts, whether received during or after the Sale Term. Upon Agent's designation of the Agency Accounts, all Proceeds of the Sale (including credit card proceeds) shall be deposited into the Agency Accounts.

                (b) During the period between the Sale Commencement Date and the date Agent establishes the Agency Accounts, all Proceeds of the Sale (including credit card proceeds), shall be collected by Agent and deposited on a daily basis into Merchant's existing accounts designated for the Designated Closing Stores, but also are designated solely for the deposit of Proceeds of the Sale (including credit card proceeds), and the disbursement of amounts payable by Agent hereunder (the "Designated Merchant Accounts"). Commencing on the first business day following the payment of the Guaranteed Amount Deposit and the posting of the Expense L/C, and on each business day thereafter (or as soon thereafter as is practicable), Merchant shall promptly pay to Agent by wire funds transfer all collected funds constituting Proceeds deposited in such accounts (but not any other funds, including, without limitation, any proceeds of Merchant's inventory sold prior to the Sale Commencement Date, if any). During the applicable Merchant Account Usage Period, or such other extended date as shall be agreed between and among Merchant, Agent and Lender Agent, Lender Agent agrees not to take any action with respect to such Proceeds deposited into the Designated Merchant Accounts; provided however, Lender Agent retains all of its rights and remedies with respect to the proceeds deposited into such Designated Merchant Accounts that do not constitute Proceeds of the Sale. Notwithstanding anything to the contrary contained herein, Agent shall have until thirty (30) days after the completion of the Final Reconciliation, to provide the Lender Agent with notice and demand asserting that a specific amount of proceeds maintained in the Designated Merchant Accounts constitute Proceeds of the Sale which are the property of Agent.

         7.3 Credit Card Proceeds. Agent shall use its reasonable best efforts to establish its own merchant identification numbers under Agent's name to enable Agent to process all credit card sales for Agent's account prior to the expiration of the Merchant Account Usage Period. Until such time as Agent establishes its own identification numbers, Agent shall have the right (but not the obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processor(s), credit card processor coding, Merchant identification number(s) and existing bank accounts) for credit card Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent and for Agent's account, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processor(s), and shall take such other actions necessary to process credit card transactions on behalf of Agent under Merchant's Merchant identification number(s). All credit card Proceeds will constitute the property of the Agent and shall be deposited into the Designated Merchant Accounts or Agency Accounts, as the case may be. To the extent credit card proceeds are deposited into the Designated Merchant Accounts, Merchant shall transfer such Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish Merchant identification numbers under Agent's name to enable Agent to process all credit card Proceeds for Agent's account. Merchant shall not be responsible for and Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term.

         Section 8. Sale of Warranties.

                  8.1 Agent shall have the option, in its sole discretion, to continue with the sale of NEW warranties which shall not be included in the calculation of Proceeds, however, "profits" from the sale of NEW warranties shall be shared. Merchant shall retain or Agent shall remit (if deposited in Agent account) sufficient payment to cover cost of service, and any applicable taxes, after which any remaining amounts shall be deemed "profits" and will be shared seventy-five percent (75%) to the Merchant and twenty-five percent (25%) to the Agent.

                  Section 9. Conduct of the Sale.

         9.1 Rights of Agent. Subject to the provisions of Section 2 hereof (except as may otherwise be provided for in the Approval Order), Agent shall be permitted to conduct the Sale as a "store closing," or similar theme sale in the Stores throughout the Sale Term in a manner consistent with the Sale Guidelines. In addition to any other rights granted to Agent hereunder, in conducting the Sale, Agent, in the exercise of its sole discretion, shall have the right:

                (a) to establish and implement advertising and promotion programs consistent with the Sale themes set forth above, provided that all advertising for the Stores shall be subject to the approval of Merchant provided that such approval shall not be unreasonably withheld, and any advertising not disapproved within one (1) business days of the date of submission to the Merchant shall be deemed approved. A copy of any proposed advertisement or signage shall be sent by telecopy to Merchant, Attention:
Bernie Fidler, Fax No: 912-201-6637;

                (b) to establish Sale prices and Store hours which are consistent with the terms of applicable leases;

                (c) to use in furtherance of the Store Closings only without charge during the Sale Term all FF&E, advertising materials, Store-level customer lists and mailing lists, computer hardware and software, existing supplies located at the Stores, intangible assets (including Merchant's name, logo and tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores (whether owned, leased, or licensed);

                (d) to use without charge (extent to the extent provided in Section 4.1(A)(17)), Merchant's central office facilities, central administrative services and personnel to process payroll, perform MIS and provide other central office services necessary for the Sale; provided, however, that in the event that Agent expressly requests Merchant to provide services other than those normally provided to the Stores and relating to the sale of merchandise by Merchant, Agent shall be responsible for the actual incremental cost of such services as an Expense; and

                (e) to transfer Merchandise between and among the Stores, the costs of which shall be paid by Agent as an Expense of the Sale; provided however Merchant and Agent shall maintain detailed listings of all transfers of Merchandise in and out of the Stores during the Sale Term and shall jointly track when and where such Merchandise is received.

         9.2 Terms of Sales to Customers. All sales of Merchandise will be "final sales" and "as is", and all advertisements and sales receipts will reflect the same. Agent shall clearly mark all Merchandise sold at the Stores during the Sale Term so as to distinguish such Merchandise from the Merchandise sold at Merchant's ongoing retail store locations. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturers' warranties to customers. All sales will be made only for cash and nationally recognized bath credit cards or by other nationally recognized non Merchant credit facilities. Agent will accept Merchant's gift certificates and Store credits, issued by Merchant prior to the Sale Commencement Date, provided that Agent shall be reimbursed by Merchant in connection with the Sale reconciliation contemplated under Section
3.6 hereof on a dollar for dollar basis for any gift certificates and Store credits accepted by Agent.

         9.3 Sales Taxes. During the Sale Term, all sales, excise, gross receipts and other taxes attributable to sales of Merchandise as indicated on Merchant's point of sale equipment (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be added to the sales price of Merchandise and collected by Agent, on Merchant's behalf, and deposited into Merchant's existing accounts, trust accounts or other accounts, as designated by Merchant. Provided that Agent has collected all Sales Taxes during the Sale and remitted the proceeds thereof to Merchant, Merchant shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities. Merchant will be given access to the computation of gross receipts for verification of all such Sales Tax collections. If Agent fails to perform its responsibilities in accordance with this Section 9.3, and provided Merchant complies with its obligations in accordance with this Section 9.3, Agent shall indemnify and hold harmless Merchant from and against any and all costs including, but not limited to, reasonable attorneys' fees, assessments, fines or penalties which Merchant sustains or incurs as a result or consequence of the failure by Agent to collect Sales Taxes and/or, to the extent Agent is required hereunder to prepare reports and other documents, the failure by Agent to promptly deliver any and all reports and other documents required to enable Merchant to file any requisite returns with such taxing authorities.

         9.4 Supplies. Agent shall have the right to use all existing supplies (e.g. boxes, bags, twine, jewelry tools, case display elements and findings) located at the Stores at no charge to Agent. In the event that additional supplies are required in any of the Stores during the Sale, Merchant agrees to promptly provide the same to Agent. Supplies have not been transferred since February 1, 2005 and shall not be prior to the Sale Commencement Date, transferred by Merchant to or from the Stores so as to alter the mix or quantity of supplies at the Stores from that existing on such date, other than in the ordinary course of business.

         9.5 Pre-Sale Returned of Merchandise/Latent Defect Merchandise.

                (a) During the Sale Term, Agent shall accept returns of merchandise sold by Merchant prior to the Sale Commencement Date, consistent with Merchant's return policy in effect at the time such item was purchased (the "Pre-Sale Returned Merchandise"). To the extent that any item of Pre-Sale Returned Merchandise is saleable as first-quality merchandise shall be included in Merchandise, returned to the sales floor. For purposes of the calculation of the Guaranteed Amount, to the extent that the Pre-Sale Returned Merchandise is returned to the sales floor on or prior to the Non-Adjustment Receipt Deadline, then such item shall be included in Merchandise at the Unadjusted Cost Value applicable to such item. If the item of Pre-Sale Returned Merchandise is returned to the sales floor after the Non-Adjustment Receipt Deadline, then the "Cost Value" of such item of Pre-Sale Returned Merchandise shall be the Unadjusted Cost Value multiplied by the inverse of the prevailing discount in effect on the date such item of Pre-Sale Returned Merchandise is returned to the sales floor. The aggregate Cost Value of the Merchandise shall be increased by the Cost Value of any Pre-Sale Returned Merchandise included in Merchandise as provided for herein, and the Guaranteed Amount shall be adjusted accordingly. Any increase in payment on account of the Guaranteed Amount as a result of Pre-Sale Returned Merchandise shall be paid by Agent pursuant to Section 3.1 hereof. Agent shall not accept returns of merchandise where the customer contemplates repurchasing the same item so as to take advantage of the sale price being offered by Agent. Agent shall reimburse customers for Pre-Sale Returned Merchandise in the same tender as such item was purchased (the "Refund"). Merchant shall promptly reimburse Agent in cash for any Refunds Agent is required to issue to customers in respect of any Pre-Sale Returned Merchandise as part of the weekly reconciliation process. To the extent that Merchant is required to reimburse Agent for refunds to customers in respect of any Pre-Sale Returned Merchandise, such amounts shall not reduce Proceeds under this Agreement. Any Pre-Sale Returned Merchandise not included in Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant or, in the absence of such instructions, returned to Merchant at the end of the Sale Term. Merchant and Agent shall jointly track returns Pre-Sale Returned Merchandise for purposes of determining any increase or decrease to the Guaranteed Amount, or any amounts owed by Merchant to Agent as a result of Agent accepting such returns.

                (b) During the Sale Term, Agent shall accept returns of Merchandise sold by Agent during the Sale Term to the extent that such items contains a defect which the lay consumer could not reasonably determine was defective by visual inspection of the merchandise at the store prior to purchase (a "Latent Defect") (the "Latent Defect Returned Merchandise"); provided that, (i) the consumer must return the Latent Defect Returned Merchandise within 30 days of the consumer's purchase or last Friedman's repair, whichever is latest in time, (ii) the consumer must provide the receipt, and (iii) the asserted defect must in fact be a Latent Defect. Agent shall reimburse customers for Latent Defect Returned Merchandise in the same tender as such item was purchased (the "Refund"). Merchant shall promptly reimburse Agent in an amount equal to the Cost Value for such item of Latent Defect Returned Merchandise multiplied by the Guaranty Percentage. To the extent that Agent reimburse a customer for an item of Latent Defect Returned Merchandise, such amounts shall reduce or be excluded form Proceeds under this Agreement. All Latent Defect Returned Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant or, in the absence of such instructions, returned to Merchant at the end of the Sale Term.

                (c) As soon as practicable after the execution hereof, Merchant and Agent shall mutually agree upon an appropriate protocol for determining whether an item of Pre-Sale Returned Merchandise or Latent Defect Returned Merchandise does in fact contain a Latent Defect.

         9.6 Layaway Merchandise. Promptly after the execution of the Agency Agreement, Merchant shall notify by letter sent by first class mail to each customer for which Merchant holds Layaway Merchandise, a letter that clearly and conspicuously explains the consumer's options: (1) the option to transfer the layaway merchandise to an on-going store and complete the layaway process,
(2) the option to obtain a full refund of any amount paid towards the layaway purchase and elect not to complete the layaway transaction; or (3) the option to come into the Closing Store and pay the full amount due and receive the layaway item immediately (the "Layaway Notice"), which option shall must be exercised on or before the date that is fifteen (15) days after the date of the Layaway notice, unless otherwise extended pursuant to paragraph 20 the Sale Guidelines (as and where applicable, the "Layaway Pick-Up Date"). Subject to applicable law, any Layaway Merchandise unclaimed by customers by the Layaway Pick-up Date shall be included in Merchandise and the Guaranteed Amount shall be adjusted as follows: (a) to the extent that Layaway Merchandise is saleable as first-quality merchandise, it shall be included in Merchandise and for purposes of calculation of the Guaranteed Amount, shall be valued at the "Cost Value" applicable to such item multiplied by the reciprocal of the prevailing Sale discount on the day immediately following the Layaway Pick-Up Date, and (b) to the extent that the Layaway Merchandise constitutes Defective Merchandise such items shall be excluded from the Sale and shall be the responsibility of Merchant in accordance with the provisions of Section 5.3 above. In the event that Agent is required to issue refunds to customers in respect of Layaway Merchandise, Merchant shall reimburse Agent in cash for all such amounts. At the end of the Sale Term, Agent shall transfer responsibility for any remaining items of Layaway Merchandise back to Merchant after appropriate and legally required communications to customers and reconciliation between Agent and Merchant. All payments by Agent and Merchant required under this Section 9.6 shall be made immediately following the weekly Sale reconciliation by Agent and Merchant pursuant to Section 3.6 hereof.

         9.7 Force Majeure. If any casualty or act of God or act of terrorism prevents or substantially inhibits the conduct of business in the ordinary course at any Store, then such Store and the remaining Merchandise located at such Store shall be transferred to other Closing Stores and the cost of such transfer shall be borne by Agent, as an Expense of the Sale.

         Section 10. Employee Matters.

         10.1 Merchant's Employees. Agent may use Merchant's employees in the conduct of the Sale to the extent Agent in its sole discretion deems expedient, and Agent may select and schedule the number and type of Merchant's employees required for the Sale. Agent shall identify any such employees to be used in connection with the Sale (each such employee, a "Retained Employee") prior to the Sale Commencement Date. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant and Agent agree that nothing contained in this Agreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, payroll, benefits, Worker Adjustment Retraining Notification Act ("WARN Act") claims, Merchant's Store Liquidation Compensation Plan, dated February, 2005 (other than as provided in Section 4.1(A)(1)(a) hereof, and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees.

         10.2 Termination of Employees. Agent may in its discretion stop using any Retained Employee at any time during the Sale. In the event that Agent determines to stop using any Retained Employee, Agent will notify Merchant at least ten (10) days prior thereto, except for termination "for cause" (such as dishonesty, fraud or breach of employee duties), in which event no prior notice to Merchant shall be required, provided Agent shall notify Merchant as soon as practicable after such event. From and after the date of this Agreement and until the Sale Termination Date, Merchant shall not transfer or dismiss employees of the Stores except "for cause" without Agent's prior consent.

         10.3 Payroll Matters. During the Sale Term, Merchant shall process and pay the base payroll and all related payroll taxes, worker's compensation and benefits for all Retained Employees in accordance with its usual and customary procedures.

         10.4 Employee Retention Bonuses. Agent shall have the right to elect to pay, as an Expense, retention bonuses (each a "Retention Bonus") (which bonuses shall be inclusive of payroll taxes but as to which no benefits shall be payable), up to a maximum of 10% of base payroll (excluding SPIFFS), to certain Retained Employees who do not voluntarily leave employment and are not terminated "for cause". Subject only to limitation of 10% of base payroll (excluding SPIFFS), the actual to be paid to each such Retained Employee shall be in an amount to be determined by Agent, and shall be payable within thirty
(30) days after the Sale Termination Date, and shall be processed through Merchant's payroll system. Agent shall provide Merchant with a copy of Agent's Retention Bonus plan upon execution of this Agreement.

         Section 11. Conditions Precedent. The willingness of Agent and Merchant to enter into the transactions contemplated under this Agreement are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by the applicable party:

                (a) All representations and warranties of Merchant and Agent hereunder shall be true and correct in all material respects and no Event of Default (as defined herein) shall have occurred at and as of the date hereof and as of the Sale Commencement Date.

                (b) Merchant shall have provided Agent reasonable access to all pricing and cost files, computer hardware, software and data filed, inter-Store transfer logs, markdown schedules, invoices, style runs and all other documents relative to the price, mix and quantities of inventory located at the Stores.

                (c) Agent shall have obtained, in the name of and with the assistance of Agent, all permits and licenses necessary to conduct the Sale, except to the extent that compliance with or obtaining such permits and/or licenses is waived under Approval Order.

                (d) Merchant shall have obtained any necessary consent to the Sale from its secured lenders.

                (e) Merchant shall have obtained the Approval Order by March 10, 2005, and the Approval Order shall not have been stayed nor shall an application for a stay of the Approval Order be pending.

                  Section 12. Representations and Warranties.

         12.1 Merchant's Representations, Warranties Covenant, and Agreements. Merchant hereby represents, warrants, covenants, and agrees in favor of Agent as follows:

                (a) Merchant: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization stated above; (ii) has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and during the Sale Term will continue to be duly authorized and qualified as a foreign company to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including the jurisdiction in which the Stores are located.

                (b) Subject to Bankruptcy Court approval, Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to perform fully its obligations thereunder. Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale. Each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for Merchant's consummation of, the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor. No contract or other agreement to which Merchant is a party or by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the other transactions contemplated by this Agreement.

                (c) Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise with the exception of Memo Merchandise.

                (d) Merchant has and will maintain its pricing files in the ordinary course of business, and prices charged to the public for goods (whether in-Store, by advertisement or otherwise) are the same in all material respects as set forth in such pricing files for the periods indicated therein. All pricing files and records requested by Agent relative to the Merchandise have been and will continue to be made available to Agent. All such pricing files and records are and shall continue to be true and accurate in all material respects as to the actual cost to Merchant for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein. Merchant's price files reflect hard markdowns taken by Merchant on items of Merchandise but not reflect point-of-sale or other temporary promotional activity.

                (e) Merchant has maintained its Cost File the ordinary course of business, and consistent with historic practices, including without limitation, the inclusion of freight and shipping charges and the amounts therefor, and the exclusion of Buying Discounts.

                (f) Merchant has not, and shall not up to the Sale Commencement Date, marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance or reduced price merchandise.

                (g) On the date of the Inventory Taking, (i) the Cost Value as a percentage of the Retail Price (as determined in accordance with the Inventory Taking) shall be 22.1% (the "Cost Factor"); and (ii) the Merchandise Cost Value will be approximately $34,250,000 but in no event shall the Merchandise Cost Value be less than $31,000,000 or more than $34,700,000 at Cost Value. If the Cost Factor is 22.2% or greater, the Guaranty Percentage shall be reduced by .3% for every .10% that the cost factor is above 22.2%, pro rated as applicable; provided however, in no event shall the Cost Factor exceed 23.1%. If the Cost Factor is 22% or less, the Guaranty Percentage shall be increased by .3% for every .10% that the cost factor is below 22%, pro rated as applicable; provided however, in no event shall the Cost Factor be less than 21.1%.

                (h) The mix and margin of the Merchandise included in the Sale shall be substantially similar to the mix and margin set forth on the file entitled "2nd Revised Projected Ending Cost, Retail and Selling Retail Inv. for 164 Closing Stores" provided by Merchant to Agent on February 21, 2005, a copy of which is annexed hereto as Exhibit 12.1(h).

                (i) Merchant shall ticket or mark all items of inventory received at the Stores prior to and after the Sale Commencement Date in a manner consistent with similar inventory located at the Stores and in accordance with Merchant's historic practices and policies relative to pricing and marking inventory. Merchant has taken hard markdowns consistent with the margins represented in the due diligence materials provided by Merchant to Agent.

                (j) Except as may be restricted by virtue of Merchant's chapter 11 filing, Merchant covenants to continue to operate the Stores in the ordinary course of business from the date of this Agreement to the Sale Commencement Date, in that (i) Merchant shall continue selling inventory during such period at customary prices, (ii) Merchant shall not promote or advertise any sales or in-store promotions (including POS promotions) to the public except for Merchant's historic and customary promotions for all of its locations as set forth in Exhibit 12.1(g) attached hereto, (iii) Merchant does not represent that the replenishment of merchandise in the Stores through the Sale Commencement Date will be at the same levels as with historical practices, and (iv) through the Sale Term, Merchant shall not make any management personnel moves or changes at the Stores without Agent's prior consent (which consent will not be unreasonably withheld).

                (k) To the best of Merchant's knowledge, all Merchandise is in compliance with all applicable federal, state, or local product safety laws, rules and standards. Merchant shall provide Agent with its historic policies and practices regarding product recalls prior to the Sale Commencement Date.

                (l) Merchant shall throughout the Sale Term maintain in good working order, condition and repair, at its sole expense (except to the extent such amounts are included in Occupancy Expenses), all cash registers, heating systems, air conditioning systems, elevators, escalators, Store alarm systems, and all other mechanical devices used in the ordinary course of operation of the Stores.

                (m) Merchant has paid and will continue to pay throughout the Sale Term, (i) all self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs, (ii) all casualty, liability, workers' compensation and other insurance premiums, (iii) all utilities provided to the Stores, and (iv) all applicable taxes.

                (n) Merchant has not and shall not throughout the Sale Term take any actions the result of which is to increase the cost of operating the Sale, including, without limitation, increasing salaries or other amounts payable to employees.

                (o) Merchant is not a party to any collective bargaining agreements with its employees at the Stores and, to the best of Merchant's knowledge; no labor unions represent Merchant's employees at the Stores.

                (p) All information provided by Merchant to Agent in the course of Agent's due diligence and preparation and negotiation of this Agreement (including information as to the Store inventories and operating expenses) is as of the date hereof and shall remain true and accurate in all material respects.

                (q) Except with respect to such other sales or promotions as may be approved by the Bankruptcy Court, during the Sale Term, Merchant shall not promote sales at its on-going stores outside the ordinary course of business, or in a manner inconsistent with Merchant's planned promotional discounts, credit terms or customer financing during the Sale Term, as identified on Exhibit 12.1(q) annexed hereto.

                (r) Except as disclosed on Exhibit 12.1(r) annexed hereto (collectively, the "Pre-Existing Liens"), Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise, free and clear of all other liens, claims and encumbrances of any nature, and due and proper notice of motion to approve this Agreement has been provided to the holder of the Pre-Existing Liens.

         12.2 Agent's Representations and Warranties. Agent hereby represents, warrants and covenants in favor of Merchant as follows:

                (a) Agent: (i) is an entity validly existing and in good standing under the laws of the State of its organization; (ii) has all requisite power and authority to consummate the transactions contemplated hereby; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

                (b) Agent has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. Agent has taken all necessary actions required to authorize the execution, delivery, and performance of the Agency Documents, and no further consent or approval is required on the part of Agent for Agent to enter into and deliver the Agency Documents and to perform its obligations thereunder. Each of the Agency Documents has been duly executed and delivered by the Agent and constitutes the legal, valid and binding obligation of Agent enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for Agent's consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor. No contract or other agreement to which Agent is a party or by which Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

                (c) No action, arbitration, suit, notice, or legal administrative or other proceeding before any court or governmental body has been instituted by or against Agent, or has been settled or resolved, or to Agent's knowledge, has been threatened against or affects Agent, which questions the validity of this Agreement or any action taken or to be taken by Agent in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon Agent's ability to perform its obligations under this Agreement.

         Section 13. Insurance.

         13.1 Merchant's Liability Insurance. Merchant shall continue at its cost and expense until the Sale Termination Date, in such amounts as it currently has in effect, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional named insured with respect to all such policies. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional named insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retention's or self insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Agent, or Agent's employees, independent contractors or agents (other than Merchant's employees).

         13.2 Merchant's Casualty Insurance. Merchant will provide throughout the Sale Term at its expenses, fire, flood, theft and extended coverage casualty insurance covering the Merchandise in a total amount equal to no less than the cost value thereof. In the event of a loss to the Merchandise on or after the date of this Agreement, the proceeds of such insurance attributable to the Merchandise plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Proceeds hereunder and shall be paid to Agent. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof, in form and substance reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. Merchant shall not make any change in the amount of any deductibles or self-insurance amounts prior to the Sale Termination Date without Agent's prior written consent.

         13.3 Worker's Compensation Insurance. Merchant shall at all times during the Sale Term, at its cost, maintain in full force and effect worker's compensation insurance (including employer liability insurance) covering all Retained Employees in compliance with all statutory requirements. Prior to the Sale Commencement Date, Merchant shall deliver to Agent a certificate of its insurance broker or carrier evidencing such insurance.

         13.4 Agent's Insurance. Agent shall maintain, as an Expense of the Sale, throughout the Sale Term, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent's agency at the Stores, and shall cause Merchant to be named an additional insured with respect to such policies. Prior to the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies, setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonable satisfactory to Merchant. In the event of a claim under such policies Agent shall be responsible for the payment of all deductibles, retentions or self insured amounts thereunder, to the extent said claim arises from or relates to the alleged acts or omissions of Agent or Agent's employees, agents or independent contractors).

         13.5 Risk of Loss. Without limiting any other provision of this Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and (ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises directly from the acts or omissions of Agent, or its supervisors or employees located at the Stores (an "Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to Agent. To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant. In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party.

         Section 14. Indemnification.

         14.1 Merchant Indemnification. Merchant shall indemnify and hold Agent and its officers, directors, employees, agents and independent contractors (collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

                (a) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

                (b) any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

                (c) subject to Agent's compliance with its obligations under
Section 9.3 hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof;

                (d) any consumer warranty or products liability claims relating to Merchandise;

                (e) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN
Act), except for Agent Claims; and

                (f) the negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

         14.2 Agent Indemnification. Agent shall indemnify and hold Merchant and its officers, directors, employees, agents and representatives harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

                (a) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

                (b) any harassment or any other unlawful, tortious or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

                (c) any claims by any party engaged by Agent as an employee or independent contractor arising out of such employment;

                (d) any Agent Claims; and

                (e) the negligence or willful misconduct of Agent or any of its officer, directors, employees, agents or representatives.

         Section 15. Defaults. The following shall constitute "Events of Default" hereunder:

                (a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven (7) days after receipt of written notice thereof to the defaulting party; or

                (b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made and throughout the Sale Term; or

                (c) The Sale is terminated or materially interrupted or impaired at the Stores for any reason other than (i) an Event of Default by Agent, or (ii) any other material breach or action by Agent not authorized hereunder.

         In the event of an Event of Default, the non-defaulting party may, in its discretion, elect to terminate this Agreement upon seven (7) business days' written notice to the other party.

         Section 16. Fixtures. With respect to FF&E owned by Merchant and located at the Stores (collectively, the "Owned FF&E"), at Merchant's sole option, exercisable by Merchant in writing within ten (10) days after the Sale Commencement Date, Agent shall, at Merchant's election ("FF&E Election"), sell the Owned FF&E in any such Stores. In the event Merchant exercises the FF&E Election with respect to the Owned FF&E), Agent be entitled to receive a commission in an amount to be agreed upon between Merchant and Agent from the net proceeds from the sale of such FF&E, net of expenses incurred in connection with the disposition of the Owned FF&E in accordance with a budget to be mutually agreed upon between Merchant and Agent; provided further however, Merchant may elect to receive, in lieu of proceeds net of expenses and Agent's commission, a lump sum payment, on a per Store basis, in an amount to be agreed upon between Merchant, in consultation with the Lender Agent, and Agent, in which case all costs and expenses associated with the disposition thereof shall be borne by Agent. In either event, as of the Sale Termination Date, Agent may abandon in place in a neat and orderly manner any unsold FF&E at the Stores. In the event that Merchant elects to have someone other than the Agent dispose of the Owned FF&E (the "FF&E Agent"), Agent agrees that it shall cooperate with such FF&E Agent, provided however, it is understood that such FF&E Agent's efforts shall not unreasonably interfere with Agent's conduct of the Sale, and, removal of any such FF&E shall be done in coordination with, and the consent of, the Agent and consistent with the Sale Guidelines.

         Section 17. Augmentation.

                (a) Agent shall be authorized to include in the Sale goods supplied and delivered to the Stores, at the sole expense of Agent, for inclusion in the Sale, up to an aggregate cost value of Eighteen million ($18,000,000) (the "Augmented Merchandise"), provided, however, that the Augmented Merchandise is reasonably acceptable to Merchant and is new, and similar in nature and quality to the Merchandise sold by the Merchant at the Stores during the Chapter 11 Case; provided further, however, that the Augmented Merchandise is segregated or otherwise separately identifiable from the Merchandise. All Sale of Augmented Merchandise shall be Final Sale, except with respect to Augmented Merchandise that has a Latent Defect, in which case Agent shall accept the return of the item, provided that, (i) the consumer must return the merchandise within 30 days of the consumer's purchase or last Friedman's repair, whichever is latest in time, (ii) the consumer must provide the receipt, and (iii) the asserted defect must in fact be a Latent Defect.

                (b) If and to the extent the Sale includes Augmented Merchandise, the proceeds therefrom shall be shared ninety-seven percent (97%) by the Agent and three percent (3%) by the Merchant (with such amount payable to Merchant, the "Additional Recovery Amount") that Merchant shall payable in the manner and at the times specified in Section 3.3; provided however Agent guarantees a minimum Additional Recovery Amount of $300,000 (the "Minimum Additional Recovery Amount").

         Section 18. Security Interest. In consideration of the Agent's initial payment of the Guaranteed Amount, Expenses and the provision of services hereunder to Merchant, the Approval Order shall grant to Agent a valid and perfected first priority security interest in and lien upon the Merchandise and the Proceeds to secure all obligations of Merchant to Agent hereunder, junior only to an amount equal to the unpaid portion of the Guaranteed Amount. Merchant shall execute all such documents and take all such other actions as are reasonably required to perfect and maintain such security interest as a valid and perfected first priority security interest.

         Section 19. Miscellaneous.

         19.1 Notices. All notices and communications provided for pursuant to this Agreement shall be in writing, and sent by hand, by facsimile, or a recognized overnight delivery service, as follows:

                  If to the Agent:          GSNW, LLC
                                            40 Broad Street
                                            Boston, MA 02109
                                            Fax:  (617) 422-6288
                                            Attn:  Mr. Alan Goldstein

                  With copies to:           Gordon Brothers Retail Partners LLC
                                            40 Broad Street
                                            Boston, MA 02109
                                            Fax:  (617) 422-6207
                                            Attn:  Mr. Mitchell Cohen

                                            The Nassi Group, LLC
                                            340 Westlake Blvd., Ste. 260
                                            Westlake Village, CA 91362
                                            Fax:  (805) 497-2211
                                            Attn:  Mr. Daniel Kane

                                            SB Capital Group LLC
                                            1010 Northern Blvd.
                                            Great Neck, NY 11021
                                            Fax:  (516) 829-2404
                                            Attn:  Mr. Robert Raskin

                                            Bobby Wilkerson, Inc.
                                            222 S. Main Street
                                            Stuttgart, AR 72160
                                            Fax:  (800) 648-9182
                                            Attn:  Mr. Jim McGee

                  With copies to:           Traub, Bonaquist & Fox LLP
                                            655 Third Avenue - 21st Floor
                                            New York, NY 10017
                                            Fax:  (212) 476-4787
                                            Attn:  Paul Traub, Esq.

                  If to the Merchant:       Friedman's, Inc.
                                            171 Crossroads Parkway
                                            Savannah, Georgia 31422
                                            Phone:  (912) 233-9333
                                            Fax:  (912) 201-6609
                                            Attn:  Mr. Steve Moore

                  With copies to:           Skadden, Arps, Slate,
                                             Meagher & Flom LLP
                                            333 West Wacker Drive, Suite 2100
                                            Chicago, Illinois 60606
                                            Phone:  (312) 407-0700
                                            Fax:  (312) 407-0411
                                            Attn:  Marian P. Wexler, Esq.

         19.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles thereof.

         19.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto.

         19.4 Amendments. This Agreement may not be modified except in a written instrument executed by each of the parties hereto along with the written consent of the Lender Agent, which consent shall not be unreasonably withheld or delayed.

         19.5 No Waiver. No consent or waiver by any party, express or implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         19.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Agent and Merchant, and their respective successors and assigns.

         19.7 Execution in Counterparts. This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall be treated as an original signature hereunder.

         19.8 Section Headings. The headings of sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

         19.9 Survival. All representations, warranties, covenants and agreements made by the parties hereto shall be continuing, shall be considered to have been relied upon by the parties and shall survive the execution, delivery and performance of this Agreement.

         19.10 Obligations Joint and Several. Each member of GSNW, LLC, namely, Gordon Brothers Retail Partners, LLC, The Nassi Group, LLC, SB Capital Group, LLC and Bobby Wilkerson, Inc., shall be jointly and severally liable to perform the obligations of Agent under this Agreement, and GSNW, LLC may assign its rights/obligations hereunder to such members in such proportion as may be agreed between such members and GSNW, LLC, provided that (a) no such assignment shall in any way impair the nature of such joint and several obligations; and (b) the proportionate share assigned to Bobby Wilkerson LLC shall not exceed 15%.

         IN WITNESS WHEREOF, Agent and Merchant hereby execute this Agreement by their duly authorized representatives as of the day and year first written above.


                                        AGENT:

                                        GSNW, LLC

                                        ________________________________
                                        By:
                                        Its:



                                        MERCHANT:

                                        FRIEDMAN'S, INC., et. al.


                                        _________________________________
                                        By:
                                        Its:

CONSENTED AND AGREED TO:
Gordon Brothers Retail Partners, LLC


_________________________________
By:
Its:

CONSENTED AND AGREED TO:
SB Capital Group, LLC


_________________________________
By:
Its:

CONSENTED AND AGREED TO:
The Nassi Group, LLC


_________________________________
By:
Its:


CONSENTED AND AGREED TO:


Bobby Wilkerson, Inc.
_________________________________
By:
Its:

                                   EXHIBIT 4

                     In the United States Bankruptcy Court

                                    for the

                         Southern District of Georgia

                               Savannah Division

-----------------------------------------
In the matter of:                       )
                                        )       Jointly Administered
FRIEDMAN'S, INC., et al.,               )       Chapter 11 Case
                                        )
                  Debtors               )       Number 05-40129
-----------------------------------------


                            MEMORANDUM AND OPINION
                         ON STORE CLOSING SALES MOTION

         Debtors' Motion dated February 14, 2005, seeking, inter alia, authority to conduct store closing sales came before the Court for a hearing pursuant to notice on March 2, 2005. After consultation among the parties, many objections were resolved. However, certain objections filed by landlords remain pending, asserting that the relief sought by Debtors violates the terms of their lease agreements and should either be denied or subject to further restrictions. Because the objections squarely presented to the Court the question of whether relief of this nature is available to a debtor in a Chapter 11 case, I make the following findings and conclusions.

         Debtors filed this case on January 14, 2005. Debtors operated 652 retail jewelry stores across the United States at the time of filing. The purpose of this Motion is to obtain court approval to close 164 of those stores after conducting store closing sales, utilizing a store closing agent to handle the disposition of inventory, furniture, fixtures and equipment, and related relief. Authority for the consideration of the Motion is founded on 11 U.S.C. ss.ss. 105 and 363. Section 363(b)(1) provides:

                  The trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate.



Section 363(e) provides:


                  Notwithstanding any other provision of this section, at any time, on request of an entity that has an interest in property used, sold, or leased, or proposed to be used, sold, or leased, by the trustee, the court, with or without a hearing, shall prohibit or condition such use, sale, or lease as is necessary to provide adequate protection of such interest.



Section 363(o) provides:


                  In any hearing under this section -

                  (1) the trustee has the burden of proof on the issue of adequate protection;



Section 105 amplifies the power of the court under Section 363 and grants this Court authority to issue "any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title." That section, however, creates no new substantive rights for the Court in derogation of specific provisions of the Code. United States v. Sutton, 786 F.2d 1305, 1308 (5th Cir.
1986).

                  Certain landlords' objections assert that the conduct of store closing sales on their premises would violate lease prohibitions against such sales. The landlords generally contend that the relief sought should not be granted if store closing sales would violate Debtors' obligations as lessees because of the terms of 11 U.S.C. ss. 365(d)(3) which provides:

                  The trustee shall timely perform all the obligations of the debtor, except those specified in section 365(b)(2), arising from and after the order for relief under any unexpired lease of nonresidential real property, until such lease is assumed or rejected . . .



The question presented then is whether a trustee, or here the debtor-in-possession, is required to conform to all the restrictions in pre-petition leases relating to signage, prohibitions or limitations on going out of business sales, and the like, or whether the debtor-in-possession can be excused from those provisions under 11 U.S.C. ss. 363.

                  This is not a matter of first impression and indeed Debtors have argued that it is a commonplace, customary, well-recognized procedure for retail businesses to be permitted, through the court's processes, to conduct sales subject to reasonable restrictions and regulations, notwithstanding the provisions of Section 365. Debtors cite numerous cases for this proposition, and indeed they are correct in stating that this practice is widely accepted.1 However, most of the cases cited by Debtors refer to orders in which relief of the nature that Debtors are seeking was, in fact, granted, but without any discussion of the factual and legal basis for the ruling. It is unclear whether those orders were entered after a court carefully considered legal challenges to the relief being sought or whether the orders were essentially unopposed or consented to and entered in a more routine fashion. Because objections were filed in this case, and continue to be asserted, I have carefully studied those few opinions on this subject in which objections were dealt with substantively.

--------
         1 Evidence of customary, widely-accepted practice is of only limited usefulness unless it is Code-based. It may be informative of how other courts have interpreted the Code, but standing alone, neither it, nor Section 105, provide authority to act. See In re Kmart Corp., 359 F.3d 866, 871 (7th Cir.
2004).

                  Without belaboring the matter, and mindful of the urgency with which Debtors believe this matter needs to be resolved, suffice it to say that these cases are persuasive. Bankruptcy Courts have the authority to abrogate certain lease provisions upon a proper evidentiary showing, which Debtors have made.

                For instance in In re Tobago Bay Trading Co., 112 B.R. 463 (Bankr. N.D. Ga. 1990), the court concluded that lease prohibitions on permitted uses do not extend to going out of business sales, in essence, because they are lease provisions "relating to insolvency" and thus come within the exception of Section 365(b)(2). Accordingly, the court ruled that because enforcement of the restriction would be "inconsistent" with federal policy, the trustee was excused from complying with those provisions, especially when there was no evidence of substantial harm to the landlords. Id. at 467. Similarly, in In re Ames Dept. Stores, Inc., 136 B.R. 357 (Bankr. S.D.N.Y. 1992), the court concluded the going out of business requests were governed by 11 U.S.C. ss. 363 and not by Section 365, recognizing that Chapter 11 permits abrogation of those lease restrictions subject to regulation by the court as provided for in Section 363(b). Id. at 359. Finally, in In re Libson Shops, Inc., 24 B.R. 693 (Bankr. E.D. Mo. 1982), the court correctly observed that the Bankruptcy Code permits the compromise or adjustment of private rights and should permit a going out of business sale absent proof of specific injury or damage when the lease restrictions conflict with debtor's reorganization. Id. at 695.

                However, in exercising the authority granted by Section 363 the Court is required to condition the use in such a manner as to "provide adequate protection of such interest." Despite this language, Debtors objected on both procedural and substantive grounds to the Court entertaining the requests for adequate protection. Contrary to Debtors' procedural objection, the record is clear that the landlords did, in some pleadings, raise the issue of adequate protection and did make oral requests that the Court consider adequate protection requirements at the hearing. See Objection of New Plan and Realty Trust at P. 18 (filed Feb. 25, 2005) (Dkt. 281); Objection of General Growth Management, Inc., at P. 20 (filed Feb. 25, 2005) (Dkt. 280). Moreover,
Section 363(o) places on the debtor the burden of proving adequate protection, and Section 105 grants the Court authority to enter any order which is "necessary or appropriate," either on motion of a party or on its own motion. I therefore find that the issue of adequate protection is procedurally ripe for adjudication.

                Substantively, Debtors contend that adequate protection is satisfied if Debtors comply with Section 365(d)(3). It requires that regular rental payments be made pending Debtors' assumption or rejection of the leases and Debtors have committed to make such payments during the store closing process. Timely rental payments would likely be sufficient if all limitations on permitted use in the leases were to be honored. Landlords contend, to the extent that this Order permits a use otherwise prohibited in the leases, that alteration of the lease term should be conditioned on providing additional adequate protection. They seek additional adequate protection in the form of court-ordered indemnity in the event landlords are cited for violations of local laws or ordinances if the violation occurs under authority of this Order which has set aside a prohibition on use that landlords could otherwise enforce.

                I hold that landlords who are compelled by a Section 363 Order to permit a use prohibited in their leases are entitled to additional adequate protection beyond regular rental payments. However, Debtors have not requested carte blanche approval to conduct these sales without limitations, but have proposed store closing procedures which significantly regulate the manner for conducting the sales. I find these restrictions sufficient to establish a prima facie case that additional adequate protection, beyond payment of rent has been offered in exchange for landlords' loss of their right to enforce lease terms which may prohibit these sales. Landlords introduced no evidence to suggest that the proposed store closing procedures are not sufficient to adequately protect their legitimate interests. Accordingly, all remaining objections are overruled and the Interim Order will be entered forthwith, albeit with alterations to insure that adequate notice and opportunity to be heard is afforded to all parties not previously served.


                                                /s/ Lamar W. Davis, Jr.
                                                -----------------------
                                                Lamar W. Davis, Jr.
                                                United States Bankruptcy Judge

Dated at Savannah, Georgia

This 4th day of March, 2005.